As filed with the Securities and Exchange Commission on July 22, 2010
Registration No. 333-132107

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KACHING KACHING, INC.
(Exact name of registrant as specified in its charter)

Delaware	5961	58-2667713
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

750 Coronado Center Drive Suite 120 Henderson, NV 89052 (702) 589-7555	Mark Noffke Chief Financial Officer Kaching Kaching, Inc. 750 Coronado Center Drive Suite 120 Henderson, NV 89052 (702) 589-7555
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Istvan Benko, Esq.
TroyGould PC
1801 Century Park East, Suite 1600
Los Angeles, California 90067
(310) 553-4441

Approximate date of commencement of proposed sale to public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	11,349,012	(2)	$0.7089	$8,045,315	$573.63

(1)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Of these shares, 3,829,428 are currently outstanding shares to be offered for resale by selling securityholders, 4,186,250 are currently unissued shares that may become issuable upon the conversion of an outstanding convertible promissory notes, and 3,333,334 shares are currently unissued shares to be offered for resale by selling stockholders following issuance upon exercise of outstanding warrants.  The offering price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of bid and ask prices of the Common Stock on July 20, 2010, as reported by Nasdaq.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The securities offered pursuant to this prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject To Completion	July 22, 2010

KACHING KACHING, INC.

11,349,012 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders identified herein of up to 11,349,012 shares of our common stock, par value $0.0001 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from sales by the selling stockholders.  The selling stockholders named herein may be deemed underwriters of the shares of common stock that they are offering.  See the discussion under “Plan of Distribution.”

Our common stock is quoted for trading on the OTC Bulletin Board under the symbol “KCKC”.  Although no shares were traded on July 16, 2010, the “last sale” price of our common stock as listed by Nasdaq on July 20, 2010 was $0.7089 per share.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Investing in the offered securities involves risks, including those set forth in the discussion under “Risk Factors” of this prospectus, as well as those set forth in any prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2010.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4

THE OFFERING	5

RISK FACTORS	8

USE OF PROCEEDS	16

SELLING STOCKHOLDERS	17

DESCRIPTION OF BUSINESS	19

LEGAL PROCEEDINGS	29

MANAGEMENT	29

EXECUTIVE COMPENSATION	33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION	39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	43

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	44

DESCRIPTION OF SECURITIES	45

PLAN OF DISTRIBUTION	47

LEGAL MATTERS	49

EXPERTS	49

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS	49

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	50

ADDITIONAL INFORMATION	51

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Since it is a summary, it does not contain all the information you should consider before investing in our common stock. Before making any investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section of this prospectus beginning on page 5, the financial statements and the notes to the financial statements. Unless stated otherwise, references in this prospectus to the terms “KaChing,” the “Company,” “we,” “us,” or “our” refer to the ongoing operations of KaChing KaChing, Inc., a Delaware corporation, formerly known as Duke Mining Company, Inc;  “KaChing Nevada” refers to KaChing KaChing, Inc., the Nevada corporation with which we merged and whose operations we currently conduct, all as further described elsewhere in this prospectus; and “Duke Delaware” refers to our operations prior to the merger with KaChing Nevada.  The “selling stockholders” refers, collectively, to the selling stockholders named in this prospectus under the heading “Selling Stockholders.”

Overview

We are an early-stage development company that is focused on providing solutions and services to individuals seeking to become Internet-based retailers.  Our services and solutions are provided through our  website www.kachingkaching.com that we launched in September 2009.  Specifically, we provide the means by which individuals (“Web Store Owners”) may create and manage their own Internet retail websites (“Web Stores”), and earn commissions from the sale of products at their Web Stores.  In exchange for a monthly license fee, we make available to Web Store Owners (a) solutions and resources necessary to create, design and maintain a Web Store; (b) access to a broad selection of high-quality retail goods at competitive prices; and (c) order fulfillment, customer service and other back-office functions, which assist Web Store Owners with tracking and managing orders and sales from their Web Stores.  In turn, Web Store Owners can earn commissions from the sale of products they make available at their Web Stores.  We generate revenues from (i) selling licenses to Web Store Owners, (ii) monthly licensing fees that we receive from the Web Store Owners, and (iii) product sales that are effected through the Web Stores.

We offer a broad selection of products from which Web Store Owners can stock their Web Stores, including the following product categories: books, music, video, games, computer hardware and software, toys, kitchen appliances, home and garden supplies, pet supplies, cosmetics and fragrances, health and wellness products, consumer electronics, office supplies and sporting goods, among others. Major brands available at Web Stores include Sony, Panasonic, Apple, Bulgari and Ralph Lauren, among others. Web Store Owners may market and sell at their Web Stores all of the product categories we offer, or alternatively, they may opt to market and sell a limited selection of products.  Web Store Owners also benefit from the comparably low prices at which our manufacturers and distributors make their products available, which allows Web Store Owners to market and sell products at competitive prices.

We do not carry product inventory or provide the fulfillment services. All orders placed by purchasers through the Web Stores of our Web Store Owners are shipped directly from the manufacturer or distributor to the customer as requested.  As a result, we eliminate all warehousing expenses that we (or the Web Store Owners) would otherwise incur.  Additionally, we outsource order fulfillment, customer service, support and related functions for each Web Store to Beyond Commerce, Inc. (“BYOC”), our largest stockholder.  These arrangements provide our Web Store Owners with access to back-office support for product selection, shipping, returns, refunds, customer service and pricing, and allows them to easily manage their Web Stores and track orders, deliveries and commissions.

Our objective is to become the leading e-commerce company focused on providing E-commerce solutions and services to individuals seeking to become Internet retailers.  As of June 30, 2010, we have sold licenses to 1,300 Web Stores and approximately 2,400 active Web Stores were operating.  Since the launch of our website in September 2009 through June 30, 2010, over 1,400 unique products have been sold at such Web Stores.

Corporate History

We were incorporated as a limited liability company in the State of Delaware under the name of “Somebox, Inc.” on April 28, 2003, and subsequently converted into a C-corporation on April 12, 2005. In October 2006, we changed our name to “Boxwoods, Inc.” and soon thereafter discontinued our prior business operations.  In March 2009, we acquired certain mineral rights to a 640-acre property, located in San Juan County, Utah.  In connection with the acquisition, we changed our name to “Duke Mining Company, Inc.”  Because we were unable to finance our proposed commercial exploitation of the mineral rights, in October 2009 we sold those mineral rights.  As a result of the sale, we had no operations or assets.

On April 22, 2010, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with KaChing KaChing, Inc., a corporation incorporated under the laws of the State of Nevada (“KaChing Nevada”).  Pursuant to the Merger Agreement, on April 22, 2010 KaChing Nevada merged with and into us.  Although we were the surviving corporation in the merger, in connection with the merger we changed our name to “KaChing KaChing, Inc,” and succeeded to the business of KaChing Nevada (which currently is our sole line of business).  See the discussion under “Description of Business” for a more comprehensive description of our business.

Our principal executive offices are located at 750 Coronado Center Drive, Suite 120, Henderson, Nevada 89052.  Our telephone number is (702) 589-7555 and our website address is www.kachingkaching.com.  Information included or referred to on our website is not a part of this prospectus.

THE OFFERING

This prospectus relates to the resale of up to 11,349,012 shares of our common stock by the selling stockholders named herein.  The shares of our common stock offered by the selling stockholders under this prospectus consist of (i) 4,186,250 shares of common stock issuable upon conversion of outstanding secured convertible promissory notes (the “Notes”), (ii) 3,333,334 shares of common stock issuable upon exercise of outstanding five-year common stock purchase warrants (the “Warrants”), and (iii) 3,829,428 additional shares of common stock collectively held by six of our current stockholders.   The Notes and Warrants were issued on April 23, 2010 to three investors in a private placement (the “Private Placement”) in which we issued and sold (x) Notes in the aggregate principal amount of $1,255,875 at an initial conversion price of $0.30, and (y) the Warrants for the purchase an aggregate of 3,333,334 shares of common stock at an initial exercise price of $0.30 per share.  On April 23, 2010, in connection with the Private Placement, we entered into a Registration Rights Agreement with the purchasers of the Notes and the Warrants, pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants.

In addition to the foregoing, we have agreed to register 1,571,879 shares of common stock that are owned by Harborview Master Fund, L.P., 820,882 shares of common stock that are held by Harborview Value Master Fund, L.P., 236,667 shares that are owned by Portia Wadsworth, 400,000 shares that are owned by Amee Black, 400,000 shares that are owned by William Lett, and 400,000 shares that are owned by Nan Parks. The additional 2,392,761 shares collectively held by the Harborview entities and included herein were acquired by them prior to the Merger. The shares owned by Portia Wadsworth that are included herein were acquired upon the conversion of certain indebtedness owed to Ms. Wadsworth by KaChing Nevada.  The shares held by each of Amee Black, William Lett and Nan Parks included in this prospectus were acquired by them upon the exercise of warrants, which warrants they received as partial compensation for services they rendered to KaChing Nevada.  See “Selling Stockholders --Relationships with Selling Stockholders.”

As of June 30, 2010, Harborview Master Fund, L.P. owned an aggregate of 1,571,879 shares and Harborview Value Master Fund, L.P. held 820,882 shares for a total of 2,392,761 shares, all of which are included in this prospectus.  As of the same date, Ms. Wadsworth owned an aggregate of 236,667 shares, and Amee Black, William Lett and Nan Parks each owned 400,000 shares, all of which are included in this prospectus.

Securities Offered by Selling Stockholders	Up to 11,349,012 shares of our common stock.

Offering Price
To be determined by the prevailing market price for shares of our common stock at the time of the sale, and/or based on prices determined by the selling stockholders in privately negotiated transactions.

Use of Proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Risk Factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 and the other information herein for a discussion of the factors you should consider before you decide to invest in the shares of common stock offered hereby.

Trading Symbol	Shares of our common stock are quoted on the OTC Bulletin Board under the symbol “KCKC.”

The total number of shares of our common stock outstanding as of June 30, 2010 is 51,107,380, and excludes:

•	4,186,250 shares of our common stock reserved for issuance on conversion of outstanding convertible promissory notes;

•	3,333,334 shares of our common stock reserved for issuance under outstanding warrants; and

•	2,366,667 shares of our common stock reserved for issuance pursuant to awards granted under our 2009 Equity Incentive Plan (“Equity Plan”).

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise or conversion of our outstanding convertible promissory notes, warrants or options and other awards granted under the Equity Plan.

Summary Financial Data

Duke Delaware is the legal acquirer of KaChing Nevada in the merger of the two entities.  However, since Duke Delaware, immediately prior to the consummation of the Merger, was a shell company, which at that time had a nominal amount of net assets, the Merger has been treated as a recapitalization of KaChing Nevada and an acquisition of the assets and liabilities of Duke Delaware by KaChing Nevada.  As a result, although Duke Delaware was the legal acquirer in the Merger, KaChing Nevada was the accounting acquirer. Therefore, at the date of the Merger, the historical financial statements of KaChing Nevada become those of the surviving company.  Accordingly the financial statements presented herein are the historical financial statements of KaChing Nevada, which was incorporated on September 17, 2009.

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before making a decision to invest in our common stock.  The information contained in the following summary is derived from our financial statements for (i) the three-month period ended December 31, 2009, and for the period from our inception (September 17, 2009) through the year ended December 31, 2009; and (ii) the three-month period ended March 31, 2010, and for the period from our inception through March 31, 2010.

Periods Ended December 31, 2009

	For the Three Month Period Ended December 31, 2009 (unaudited)	Period from Inception (September 17, 2009) Through December 31, 2009 (unaudited)
Revenues	$243,783	$243,783
Cost of goods sold	109,519	109,519
Gross Profit	134,264	134,264

Selling, general and administrative	291,202	292,326
Professional fees	18,250	23,250
Total Costs and Operating expenses	309,452	315,576

Loss from operations	(175,188)	(181,312)
Net loss	$(175,188)	$(181,312)

Periods Ended March 31, 2010

	For the Three Month Period Ended March 31, 2010 (unaudited)	Period from Inception (September 17, 2009) Through March 31, 2010 (unaudited)
Revenues	$177,243	$421,026
Cost of goods sold	115,015	224,534
Gross Profit	62,228	196,492

Selling, general and administrative	291,420	578,331
Professional fees	17,416	40,666
Depreciation and Amortization	14,274	19,689
Total Costs and Operating expenses	438,125	863,220

Loss from operations	(260,882)	(442,194)
Net loss	$(260,882)	$(442,194)

RISK FACTORS

Any investment in our common stock involves a high degree of risk.  Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock.  Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur.  If any of the events discussed below occur, or any other material risks occur, the trading price could decline due to any of these events, and an investor may lose all or part of his or her investment.   This prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Business

We have a limited operating history, which makes it difficult to evaluate our prospects.

Our current business and our current operations consist of the business and operations that we acquired in April 2010 in our merger with KaChing Nevada.  KaChing Nevada, however, is a new, development stage company (it was organized on September 2009) and itself has had limited operations.  Because our business is so new, we only have a limited operating history, which investors can use to evaluate our business prospects.  As a result, investors do not have access to the same type of information in assessing a proposed investment as would be available to purchasers in a company with a longer operating history.

As a development stage company, we face many of the risks normally associated with a new business.

Because we have had less than one year’s of operations and are still in the development stage of our business, we face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting new operations.  These uncertainties include establishing our internal organization structure, developing our brand name, penetrating a new market, raising capital to meet our initial working capital requirements, developing a customer base, and otherwise effectively implementing our business plan.  If we are not effective in addressing these risks, we will not be able to operate profitably in the future, and we may not have adequate working capital to meet our obligations as they become due.  Certain of the risks we would otherwise face as a new start-up company have, however, been mitigated because of our licensing agreement with Beyond Commerce, Inc. (and its subsidiary) (“BYOC”), pursuant to which BYOC has agreed to provide us with many of the back-office functions needed to operate our new business, and because BYOC has long-established relationships with the suppliers of the products that will be sold through the Web Stores that we sell.

We will need significant additional capital to implement our business plan, which may not be available to us; and if we raise additional capital, it may dilute your ownership in us.

Although we raised almost $1 million of cash in the Private Placement in April 2010, the remaining net proceeds from the Private Placement are currently estimated to fund our operations only through September 2010.  Our capital requirements for scaling up our current operations and the transition to full commercial operations are projected to be significant.  Although we anticipate that our revenues will significantly increase by the end of September 2010, we currently project that we will need additional capital at that time to continue to increase our operations and to reach profitability.  Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive to us.  We cannot assure you that we will be able to obtain any additional financing at terms favorable to us, if at all. Additionally, if we do undertake any such financing in the future, we may have to issue shares of our capital stock thereby diluting your ownership interest in the Company.  If we are unable to obtain financing as and when needed, our ability to execute our business strategy will be impaired, which may adversely affect our future operations, our future profitability, and even our future viability.

We rely on our affiliate, BYOC, to provide certain backend support to our Web Stores; any failure by BYOC to provide timely and quality service can damage our business relationship with Web Store Owners.

Pursuant to a license agreement, we are dependent on BYOC for order fulfillment and other back office functions in connection with services we offer. BYOC’s failure to provide quality and timely customer service support to our Web Stores and their customers, as a result of any financial or other disruption with BYOC, may adversely impact our ability to service Web Store Owners and may damage relationships with them.  Should BYOC change or cease its business (because of acquisitions or because of financial difficulties), our ability to continue to provide vital back-office services could be interrupted or terminated.  Any interruption or the termination of BYOC’s services could adversely affect our operations until, if ever, we are able to replace the services and provider relationships BYOC currently provides us.  Although BYOC has been engaged in providing these back office services in its own business for several years, no assurance can be given that BYOC will provide the level of service that we want for our Web Store Owners.  Because of BYOC’s current weak financial condition, we recently hired a number of BYOC employees to provide certain of the license agreement services directly to us (and have agreed with BYOC to suspend the license fees otherwise payable to BYOC).

If our business strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

To our knowledge, there is no track record for companies pursuing a business plan that is identical to ours.  Accordingly, it is uncertain that our strategy will be successful or profitable.  If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits we anticipate from our business plan.  Such failure may cause the value of our common stock to decrease, thereby potentially causing our stockholders to lose their investment.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

We have operated our current line of business for less than one year, and we expect to grow rapidly in the near future as our business develops and becomes established. If our business grows as we anticipate, it will be necessary for us to manage our expansion in an orderly fashion.  Any significant growth in our activities or in the market for our services will require extension of our managerial, operational, marketing and other resources.  Future growth will also impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may face challenges in managing expanding our service offerings. For effective growth management, we will have to continue improving our operations and services. Our failure to manage growth effectively may lead to operational inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to effectively manage any future growth we experience.

Our ability to implement our business plan and grow our business infrastructure will depend on our ability to successfully execute numerous operations, some of which may be hindered by factors beyond our control.

We currently have a limited corporate infrastructure. Among other things, we will need to continue to build our infrastructural and operational capabilities as our business grows. Our ability to execute our business plan successfully could be affected by any one or more of the following factors:

•	our ability to raise capital, as needed, to fund the implementation of our business plan;

•	our ability to execute our business strategy as contemplated;

•	the ability of our brand and products and services to achieve market acceptance;

•	our ability to attract and retain qualified personnel;

•	our ability to accurately address our target marketplace; and

•	our ability to accurately predict and respond to rapid technological changes in our industry.

Our failure to adequately address any one or more of the foregoing factors could have a significant impact on our ability to execute our business plan.

Our success may depend on the development of a strong brand, and if we do not develop and enhance our brand, our ability to attract and retain Web Store Owners may be impaired.

We believe that our brand will be a critical part of our success. Developing and enhancing our brand may require us to make substantial investments with no assurance that these investments will yield the expected benefits. If we fail to promote and develop the  “KaChing KaChing” or other brands we may utilize, our ability to attract and retain Web Store Owners may be impaired, which would in turn adversely impact our profitability.  We anticipate that developing, maintaining, enhancing and protecting our brand will become increasingly important, difficult and expensive.

Our intellectual property rights are valuable, and any failure to protect them could reduce the value of our products, services and brand.

Our trademarks, trade secrets, and other intellectual property rights are important assets for us. We have filed an application with the United States Patent and Trademark Office for registration of the trademark “KaChing KaChing.” We may file additional trademark applications in other jurisdictions.  There can be no assurance that such applications will be granted.  In addition, various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services may be made available through the Internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. The unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

In providing our services we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, impair our ability to operate our business as contemplated.

In connection with offering our services, third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, if it is ultimately determined that our operations infringe a third party’s intellectual proprietary rights. Even if claims are without merit, defending a lawsuit takes significant time and resources, may be expensive, and may divert management’s attention from our primary business concerns – all of which may negatively affect our profitability.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our services.

Our business is entirely dependent upon transactions and interactions that occur over the Internet.  As a result, our business may be adversely affected by malicious applications that alter, change, modify Web Store Owners’ (or their customers’) computers and interfere with the “KaChing KaChing” experience.  Any future interference with our Internet operations is expected to occur without disclosure to or consent, and may result in a negative experience a user may associate with KaChing.  These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them.  In addition, we offer a number of services that Web Store Owners download to their computers or that they rely on to store information and transmit information to others over the Internet. These services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a Web Store Owner’s computer or in our computer systems and networks. The ability to reach Web Store Owners and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, or if our services have actual or perceived vulnerabilities, our reputation may be harmed and our website traffic could decline, which would damage our business.

We rely on computer software and hardware systems in our operations, the failure of which could adversely affect our business, results of operations and financial condition.

We are dependent upon our computer software and hardware systems in our operations. For example, we rely on our computer hardware for the storage, delivery and transmission of data. Any system failure that causes interruptions to the input, retrieval and transmission of data or increase in the service time could disrupt our normal operations. Any failure in our computer software or hardware systems could decrease our revenues and harm our relationships with Web Store Owners and third parties, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We rely on third party providers in providing services to our Web Store Owners, and any failure or interruption in the services provided by these third parties could harm our reputation and ability to operate our business.

We rely on third parties to provide the services we offer our Web Store Owners, including order fulfillment, customer support and website hosting services. Any disruption in the services provided by these third parties or any failure of these providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties such providers face may also have negative effects on our business. We exercise no control over these vendors, which increases our vulnerability to problems with the services they provide. Any errors, failures, interruptions or delays in connection with these technologies and information services could harm our relationship with Web Store Owners, and adversely affect our brand.

Our business is heavily reliant on the availability of electricity.

Our ability to provide the services we offer, and our Web Store Owners’ ability to receive such services, depends on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators.  However, there is no assurance that these back-up generators will operate properly or for the length of time for which we may need them.  Additionally, their power supply may be inadequate during a major power outage. The unavailability of power could result in a disruption of our business.

Our business depends on continued and unimpeded access to the Internet by Web Store Owners, their customers and us.

We provide our services primarily via the Internet.  Therefore, our (and our Web Store Owners’) continued and unimpeded access to the Internet is critical to the viability of our operations.  Currently, access is provided by companies that have significant and increasing market power in the broadband and Internet access marketplace, which consists of incumbent telephone companies, cable companies and mobile communications companies.  If Internet access providers block, degrade or charge for access to certain of our products and services, it could lead to additional expenses to us, and the loss of Web Store Owners.

Our business may be adversely affected by the global economic downturn.

The global economy is currently in a pronounced economic downturn. Global financial markets are continuing to experience disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. Given these uncertainties, there is no assurance that there will not be further deterioration in the global economy, the global financial markets and consumer confidence. Any economic downturn generally could cause a drop in consumer spending, which would have a material adverse effect on our business, cash flows, financial condition and results of operations.

We face intense competition from similar Internet businesses that have greater resources, and we may not be able to successfully compete.

Our business is rapidly evolving and intensely competitive, and we have many competitors in different industries, including retail, e-commerce and Internet services. Many of our current and potential competitors, including Amazon.com and Overstock.com, have greater resources, longer histories, more customers, and greater brand recognition. They may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, fulfillment, and marketing. The Internet facilitates competitive entry and comparison-shopping, and increased competition may reduce our sales and profits.

Government regulation of the Internet, E-commerce and other aspects of our business is evolving and unfavorable changes could harm our business.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet and E-commerce. Existing and future laws and regulations may impede our growth. These regulations and laws may cover taxation, privacy, data protection, pricing, content, electronic contracts and other communications, consumer protection, the provision of online payment services, unencumbered Internet access to our services, the design and operation of websites, and the characteristics and quality of products and services sold on the Internet. Additionally, it is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet and e-commerce. Unfavorable regulations and laws affecting the Internet or E-commerce could diminish the demand for our services and increase the cost of doing business online.

If we do not continue to innovate and offer services that are useful and convenient to Web Store Owners and their customers, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make the “Internet shopping experience” more useful, convenient and enjoyable for Web Store Owners and their customers. Our competitors are constantly developing innovations in web based products and services, and the avenue via which they offer such services. As a result, we must continue to invest significant resources in research and development in order to enhance our operations, including improving the means by which we deliver our services. If we are unable to provide quality products and services, then Web Store Owners and their customers may become dissatisfied and move to a competitor for their Internet shopping needs. Our operating results would also suffer if our innovations are not responsive to the needs of our Web Store Owners and their customers, are not appropriately timed with market opportunities or are not effectively brought to market. As Internet broadcasting technology and social networks continue to develop, our competitors may be able to offer products and services that are, or that are perceived to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive.

We rely on highly skilled personnel and, if we are unable to hire, motivate and retain qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, including our Chief Executive Officer, Robert McNulty, and Chief Financial Officer, Mark Noffke. There can be no assurance that we will be able to retain the services of such officers and employees.  Our failure to retain the services of Messrs. McNulty and Noffke, and other key personnel could have a material adverse effect on the Company. We currently have employment agreements with Messrs. McNulty and Noffke; however, we have not procured key person life insurance policies. If Mr. McNulty ceases to be our Chief Executive Officer, or otherwise become disabled or unable to perform as our principal executive officer for any period of time, the holders of the Notes could declare that to be an “event of default” under the Notes and declare such obligations payable immediately. In order to support any future growth, we may need to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on our business.

Risks Related to our Common Stock

Our stock is thinly traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares.

Although the shares of our common stock are quoted on the OTC Bulletin Board, there has been very limited trading in our shares, meaning that the number of persons interested in purchasing our common shares at any given time is relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a new company, our business is still in the development stage, and that we are small company which is unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume.  Even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give you no assurance that you will be able to sell your shares if you need money or otherwise desire to liquidate your shares, or that any such sale would be at or near bid prices.

We are registering the resale of a maximum of 11,349,012 shares of common stock, including 7,519,584 shares that are not yet outstanding, the sale of which could depress the market price of our common stock.

We are registering the resale of a maximum of 11,349,012 shares of common stock under the registration statement of which this prospectus forms a part.  Of these shares, 7,519,584 are shares that could be issued upon the exercise of the Notes and Warrants.  The sale of these shares into the public market by the selling stockholders could depress the market price of our common stock.  As of June 30, 2010, there were 51,107,380 shares of our common stock issued and outstanding.

The market price and trading volume of shares of our common stock may be volatile.

The market price of our common stock could fluctuate significantly for many reasons, including for reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or negative announcements by customers, or competitors regarding their own performance, as well as general economic and industry conditions. In addition, when the market price of a company’s shares drops significantly, stockholders could institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

As a public reporting company, we are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and may require attestation of this assessment by our independent registered public accountants. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We may not be able to achieve the benefits we expect to result from the Merger.

We may not realize the benefits that we hoped to receive as a result of the Merger, which include:

•	enhanced access to the capital markets;

•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that may eventually be traded;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Merger will be realized with respect to our new business operations.  In addition, the attention and effort devoted to achieving the benefits of the Merger and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price and trading volume of our common stock could decline.

The future trading market for our common stock will be influenced in part by any research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us the trading price for our common stock and other securities would be negatively affected. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our securities, the price of our securities would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our common stock and other securities and their trading volume to decline.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth.  As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.  Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future.  Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

If we are deemed to be an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements will not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Past activities of our company and its affiliates may lead to future liability for our company.

Prior to our Merger in April 2010, we engaged in businesses unrelated to our current operations.  Although certain previously controlling stockholders of our company are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made in connection with the Merger, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our company.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.  All proceeds from the sale of the shares will be for the account of the selling stockholders.  We will, however, receive the proceeds from the exercise of the Warrants held by the selling stockholders for the 3,333,334 shares underlying the Warrants that are covered by this prospectus.  If all of the Warrants are exercised for cash, the total amount of proceeds that we would receive is approximately $1,000,000. We would expect to use the proceeds from the exercise of Warrants, if any, for general working capital purposes.  We will pay the expenses of registration of these shares, including legal and accounting fees.

SELLING STOCKHOLDERS

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	the number of shares owned by each selling stockholder prior to this offering;

•	the percentage owned by each selling stockholder prior to completion of the offering;

•	the total number of shares that are to be offered for each selling stockholder;

•	the total number of shares that will be owned by each selling stockholder upon completion of the offering; and

•	the percentage owned by each selling stockholder upon completion of the offering.

On April 23, 2010, in connection with the Private Placement, we issued and sold (i) the Notes in the aggregate principal amount of $1,255,875 at an initial conversion price of $0.30; and (ii) the Warrants for the purchase an aggregate of 3,333,334 shares of common stock at an initial exercise price of $0.30 per share.  On April 23, 2010, in connection with the Private Placement, we entered into a Registration Rights Agreement with the purchasers of the Notes and the Warrants, pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants.

In addition to the foregoing, at the same time that we register the shares of common stock underlying the Notes and the Warrants, we have agreed to register the following:

•	1,571,879 shares of common stock that are owned by Harborview Master Fund, L.P.;

•	820,882 shares of common stock that are owned by Harborview Value Master Fund, L.P.;

•	236,667 shares that are owned by Portia Wadsworth;

•	400,000 shares that are owned by Nan Parks;

•	400,000 shares that are owned by William Lett; and

•	400,000 shares that are owned by Amee Black.

Pursuant to this registration statement, we are registering for resale by the following selling stockholders (i) an aggregate of 4,186,250 shares of common stock issuable upon conversion of the Notes; (ii) an aggregate of 3,333,334 shares of common stock issuable upon exercise of the Warrants; and (iii) 3,829,428 additional shares of common stock. Except as described below, none of the selling stockholders, to our knowledge, has had a material relationship with our company other than as a stockholder at any time within the past three years.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering(2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering(2)

Amee Black	400,000	*	400,000	--	--

Harborview Master Fund, L.P., a BritishVirgin Islands limited partnership	5,616,462(3)	10.18%	5,616,462	--	--

Harborview Value Master Fund, L.P., a BritishVirgin Islands limited partnership	820,882(4)	1.61%	820,882	--	--
Monarch Capital Fund Ltd., a British Virgin Islands corporation	3,333,334(5)	6.12%	3,333,334	--	--
Krieger & Prager, LLP	261,667(6)	*	141,667	120,000	0.23%

William Lett	400,000	*	400,000	--	--

Nan Parks	400,000	*	400,000	--	--

Portia Wadsworth	236,667	*	236,667	--	--
* Less than 1%

(1)
Based on 51,107,380 shares of common stock outstanding as of June 30, 2010, including, with respect to each selling stockholder, shares of common stock issuable upon conversion of the Notes and/or exercise of the Warrants.

(2)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(3)
Includes (i) 2,377,916 shares of common stock issuable upon conversion of Notes held by Harborview in the original principal amount of $713,375; (ii) 1,666,667 shares of common issuable upon exercise of the Warrants held by Harborview; and (iii) an additional 1,571,879 shares of common stock held by Harborview.

(4)
Harborview Advisors LLC is the general partner of both Harborview Master Fund, L.P. and Harborview Value Master Fund, L.P. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have voting and disposition power with respect to the shares held by Harborview Master Fund, L.P. and Harborview Value Master Fund, LP.  Messrs. Rosenblum and Stefansky disclaim beneficial ownership of such shares.

(5)
Includes (i) 1,666,667 shares of common stock issuable upon conversion of Notes held by Monarch in the original principal amount of $500,000; and (ii) 1,666,667 shares of common issuable upon exercise of the Warrants held by Monarch.

(6)
Includes (i) 141,667 shares of common stock issuable upon conversion of Notes held by Krieger & Prager in the original principal amount of $42,500; and (ii) an additional 120,000 shares of common stock held directly by Samuel Krieger, one of the principals of Krieger & Prager.

Relationships with Selling Stockholders

Harborview Master Fund, L.P. (“Harborview”) was a principal stockholder of the company prior to the Merger.  In April 2010, following the Merger, Harborview consented to the cancellation of 74,588,190 shares of our common stock then held by Harborview.  Harborview is managed by Harborview Capital Management.  Benjamin Mayer has served as a portfolio manager for Harborview Capital Management since November 2004.  Mr. Mayer also has served as a director of this Company since March 26, 2009, and was President and Chairman of the Board of this Company from March 26, 2009 to April 22, 2010.  See discussion under “Certain Relationships and Related Transactions.”

Krieger & Prager, LLP (“Krieger”), a law firm, acted as counsel to KaChing Nevada in connection with the Merger.  In connection with the Private Placement, Krieger converted outstanding fees KaChing Nevada owed it for services rendered into Notes in the original principal amount of $42,500. In addition, Samuel Krieger, one of the principals of Krieger, owns an additional 120,000 shares of our common stock, which are not being registered hereunder.  These shares were received by Mr. Krieger in connection with his exercise of warrants to purchase shares of KaChing Nevada common stock that Mr. Krieger acquired as compensation in connection with the Merger.

In February 2010, KaChing Nevada issued a promissory note in the original principal amount of $25,000 payable to Ms. Wadsworth (the “Wadsworth Note”).  The Wadsworth Note plus any accrued but unpaid interest was due and payable in August 2011.  In connection with the Merger, we converted the outstanding balance of the Wadsworth Note into shares of common stock at a conversion price of $0.30 per share, and issued her warrants to purchase an additional 83,333 shares of our common stock.  In addition, KaChing Nevada issued warrants to purchase 70,000 shares of common stock in exchange for services rendered, which warrants were exercised immediately prior to the Merger and converted into shares of our common stock.

Each of Amee Black, William Lett and Nan Park provided consulting services to KaChing Nevada prior to the Merger.  As compensation for such services rendered by them, in February 2010, KaChing Nevada issued warrants to purchase approximately 192,360 shares of its common stock to each of these consultants.  In connection with the Merger, each of these warrants were converted into warrants to purchase approximately 400,000 shares of our common stock (based on the 2.0794314 exchange ratio).  Immediately following the Merger, these warrants were exercised in full at an exercise price of $0.001 per share, and we issued an aggregate of 1,200,000 shares of our common stock to the consultants.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated as a limited liability company in the State of Delaware under the name of “Somebox, Inc.” and subsequently converted into a C-corporation on April 12, 2005.  Our principal business at the time was providing Web-hosting packages and development services that combined customized design, open source software and Web-based management tools.  In October 2006, we changed our name to “Boxwoods, Inc.” and discontinued our prior business operations.

Duke Mining Company, Inc., a Texas corporation (“Duke Texas”), was formed on February 20, 2009 for the purpose of acquiring certain mining claims from Premere Resources Corporation (“Premere”), a Wyoming corporation. To this end, on March 16, 2009, Duke Texas entered into an asset purchase agreement with Premere pursuant to which Premere agreed to sell to Duke Texas 100% of Premere’s right, title, and interest in and to certain mining leases, claims and rights (“Mineral Assets”). The Mineral Assets consisted mainly of a 640-acre property, located in San Juan County, Utah.

On March 26, 2009, Harborview Master Fund, L.P. (“Harborview”), Duke Mining Acquisition LLC, a Texas limited liability company (“Duke LLC”) and sole owner of all of the issued and outstanding capital stock of Duke Texas, and us entered into a share exchange agreement pursuant to which Harborview transferred to Duke LLC an aggregate of 4,400,000 shares of our common stock then held by Harborview in exchange for Duke LLC transferring to us all of the issued and outstanding capital stock of Duke Texas. Following the closing of the share exchange agreement, Duke Texas became our wholly owned subsidiary and constituted our principal business. In addition, at that time, we changed our name to “Duke Mining Company, Inc.”

It was previously our intention to commence mining operations involving the Mineral Assets as soon as feasible, though to initiate this process, we needed to raise approximately $1 million in additional capital or debt.  We were ultimately unable to secure the funds needed to commence mining operations and decided to abandon our mining business plans. On October 23, 2009, pursuant to an asset purchase agreement, we sold the Mineral Claims and related assets held by Duke Texas to Southwest Resources, Inc. in exchange for Southwest Resources, Inc.’s assumption of certain of our outstanding indebtedness.  Simultaneously, Duke LLC transferred 4,000,000 shares of common stock back to Harborview and 400,000 shares of common stock to us for cancellation.

As discussed below, on April 22, 2010, we completed a merger with KaChing KaChing, Inc., a Nevada corporation (“KaChing Nevada”), in which we were the surviving corporation, but our name was changed to “KaChing KaChing, Inc.” As a result of the merger, we succeeded to the business of KaChing Nevada, which currently is our sole line of business.

Recent Events

Agreement and Plan of Merger

On April 22, 2010, this company, then called Duke Mining Company, Inc., a Delaware corporation (“Duke Delaware”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with KaChing KaChing, Inc., a corporation incorporated under the laws of the State of Nevada on September 17, 2009 (“KaChing Nevada”).  Pursuant to the Merger Agreement, KaChing Nevada merged with and into Duke Delaware (the “Merger”).  Our company was the surviving corporation in the Merger, and we changed our name to “KaChing KaChing, Inc.”  The Merger was effective on April 22, 2010.  In connection with the Merger, each share of KaChing Nevada’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 2.0794314 shares of our common stock for an aggregate of 20,794,314 shares.  In addition, 21,705,686 outstanding warrants to purchase KaChing Nevada common stock were converted into the same number of warrants to purchase shares of our common stock.  Immediately following the consummation of the Merger, the holders of the former KaChing Nevada warrants exercised those warrants in full and were issued an aggregate of 21,705,686 shares of our common stock (the “Warrant Exercise”).

Private Placement

On April 23, 2010, following the closing of the Merger, we closed a private placement of the Notes and the Warrants (the “Private Placement”).  Pursuant to a Securities Purchase Agreement, dated April 23, 2010 (“Purchase Agreement”), between this company and the investors, we sold (i) the Notes, in the aggregate principal amount of $1,255,875, which Notes have an initial conversion price of $0.30 per share, and (ii) the Warrants, which provide the holders with a five-year right to purchase an aggregate of 3,333,334 shares of common stock at an initial exercise price of $0.30 per share.

 In exchange for the Notes and Warrants, we received aggregate cash proceeds of $1,000,000, and the agreement of certain of our creditors to convert legacy obligations into Notes.  In addition, pursuant to a Security Agreement, dated April 23, 2010, we granted to the purchasers of the Notes a security interest in substantially all of our assets as collateral for repayment of the Notes. Further, we entered into a Registration Rights Agreement, dated April 23, 2010 (“Registration Rights Agreement”), with the purchasers of the Notes and Warrants pursuant to which we agreed to use our best efforts to register the shares of common stock underlying the Notes and the Warrants.  See “Description of Securities” below.

Stock Split, Stock Cancellation and Option Grants

In anticipation of, but prior to, the Merger, Duke Delaware’s board of directors and stockholders approved a 1-for-8.4627 forward stock split (the “Stock Split”). Pursuant to the Stock Split, every one share of issued and outstanding common stock of Duke Delaware was converted into 8.4627 shares of common stock. In addition, following the Stock Split, the Merger and the Warrant Exercise, Harborview consented to the cancellation of 74,588,190 shares of our common stock then held by Harborview (the “Stock Cancellation”).

Following effectiveness of the Merger, we granted options (“Options”) to purchase 1,133,333 shares of our common stock to our executive officers under our 2009 Equity Incentive Plan (“Equity Plan”) in lieu of salary. Specifically, Mr. Robert McNulty, who currently serves as our Chief Executive Officer, and Mr. Mark Noffke who currently serves as our Chief Financial Officer, received options to acquire 700,000 and 433,333 shares, respectively.

Following the Merger, the Warrant Exercise, the Private Placement, the Stock Split, the Stock Cancellation and issuance of the Options, we have 51,107,380 shares of our common stock issued outstanding as follows:

•	42,474,000 shares of our common stock held by the former stockholders of KaChing Nevada;

•	7,500,047 shares of our common stock held by the legacy stockholders of Duke Delaware; and

•	1,133,333 shares of common stock collectively held by our executive officers pursuant to the exercise of the Options granted to them following the Merger.

In addition, we have the following shares of our common stock issuable in connection with conversion of the Notes, exercise of the Warrants and pursuant to awards to be granted under our Equity Plan:

•	4,186,250 shares of our common stock reserved for issuance on conversion of our outstanding Notes;

•	3,333,334 shares of our common stock reserved for issuance under our Warrants; and

•	2,366,667 shares of our common stock reserved for issuance pursuant to awards to be granted under our Equity Plan.

Overview of Business

KaChing is an early-stage development company that launched its website www.kachingkaching.com in September 2009.  We offer solutions and services to individuals seeking to become Internet-based retailers.  Specifically, we provide the means by which individuals (“Web Store Owners”) may create and manage their own Internet retail websites (“Web Stores”), and earn commissions from the sale of products at their Web Stores.  In exchange for a monthly license fee, we make available to Web Store Owners (i) solutions and resources necessary to create, design and maintain a Web Store; (ii) access to a broad selection of high-quality retail goods at competitive prices; and (iii) order fulfillment, customer service and other back-office functions, which assist Web Store Owners with tracking and managing orders and sales from their Web Stores.  In turn, Web Store Owners can earn commissions from the sale of products they make available at their Web Stores.  The amount of commissions any individual Web Store Owner may potentially make depends on, among other things, the number of sales completed at the Web Store, and the number of other Web Stores affiliated with the original Web Store.  We envision this as a home-based business that can be attractive to grow into a full-time or part-time basis by marketing individual stores on the Internet, and to friends and family.

Our affiliate, Beyond Commerce, Inc. (“BYOC”) maintains relationships with multiple manufacturers and distributors of quality and brand name consumer products.  BYOC currently is our largest stockholder, and our current Chief Executive Officer and Chief Financial Officer also currently serve as the Chief Executive Officer and Chief Financial Officer of BYOC.  Pursuant to a license agreement that we have entered into with BYOC, we can leverage these BYOC relationships to provide each Web Shop Owner with access to a diverse selection of products from which they can stock their Web Stores.  The products available for sale by our Web Store Owners include offerings in the following product categories: books, music, video, games, computer hardware and software, toys, kitchen appliances, home and garden supplies, pet supplies, cosmetics and fragrances, health and wellness products, consumer electronics, office supplies and sporting goods, among others. Major brands available at Web Stores include Sony, Apple, Hitachi, Panasonic, Adidas, 3M, Ralph Lauren, Bulgari and Clinique, among several others. Web Store Owners may market and sell at their Web Stores all of the product categories we offer, or alternatively, they may opt to market and sell a limited selection of products.  Web Store Owners also benefit from the comparably low prices at which our manufacturers and distributors make their products available, which allow Web Store Owners to market and sell products at competitive prices.

We do not carry product inventory or provide the fulfillment services. All orders placed by purchasers through the Web Stores of our Web Store Owners are shipped directly from the manufacturer or distributor to the customer as requested.  As a result, we eliminate all warehousing expenses that we (or the Web Store Owners) would otherwise incur.  Additionally, pursuant to our license agreement with BYOC, we outsource order fulfillment, customer service, support and related functions for each Web Store to BYOC. These arrangements provide our Web Store Owners with access to back-office support for product selection, shipping, returns, refunds, customer service and pricing, and allows them to easily manage their Web Stores and track orders, deliveries and commissions.

We market our e-commerce solutions and services principally via word of mouth, Facebook Twitter, You Tube and sundry press releases.  In addition to the Company’s marketing efforts, Web Store Owners are encouraged to market their Web Stores to friends and family and via other means in order to increase traffic to the store and potentially generate more sales.

We generate revenues from (a) the sale of licenses to Web Store Owners, (b) the monthly license fees paid by the Web Store Owners, and (c) revenues from products sold on the Web Stores.   We offer different types of licenses at varying prices.  Each Web Store license provides the Web Store Owner with the following minimum benefits: (i) solutions and resources for designing and managing the Web Store website; (ii) order fulfillment and related back office support, including customer service; (iii) access to millions of quality products at competitive prices; and (iv) the potential to earn commissions from sales at the Web Store. Additional benefits are available to Web Store Owners depending on the type of license they purchase.  For example, under some of our licenses, Web Store Owners have the ability to give away free (i.e., non-paying) Web Stores and generate additional commissions from sales at these affiliated websites.

We believe that the principal competitive factors in our market include acceptance of our business model in the marketplace, brand name recognition, breadth of product selection at our Web Stores and prices, order fulfillment speed and customer service.  Our strategy is to become the leading e-commerce company focused on providing Internet retail solutions and services to individuals seeking to become online retailers.  Since the launch of our website in September 2009 through June 30, 2010, more than 1,400 unique products have been sold.  As of June 30, 2010, we had sold approximately 1,300 Web Store licenses, and had approximately 2,400 active Web Stores.

Industry Background

Growth of the Internet and E-Commerce

Internet use and E-commerce continue to grow worldwide. According to Nielsen’s NetRatings, an online Internet-focused research firm, residential broadband use surpassed that of dial-up in the U.S. in 2004, and, as of August 2009, reaches 74.1% of residential Internet users.  According to Forrester Research, Inc., an independent market research firm, online purchases by U.S. consumers are expected to grow from approximately $144 billion in 2004 to approximately $331 billion by the end of 2010. In a January 2004 report, Jupiter Research, another independent market research firm, estimated that the percent of the U.S. population purchasing products online increased from 34% in 2003 to approximately 50% in 2008, or to more than 150 million total individuals, and the average annual online spending per buyer grew from $540 in 2003 to $728 by 2007.

We believe several factors have contributed to the explosive growth of E-commerce, including the growing awareness of the convenience of online shopping, increased product selection and availability, improvements in security and electronic payment technology, as well as increasing access to broadband Internet connections.

Benefits of the Online Retail Channel

Compared with traditional retail channels, the Internet provides E-commerce retailers with a number of distinct advantages, including lower costs associated with managing a website compared to managing a physical store; greater ability to reach millions of customers from a central location, i.e., a website; and the ability to immediately collect and analyze valuable customer demographic information and behavioral data. The inherent flexibility of the Internet enables E-commerce retailers to rapidly adjust and customize significant aspects of their websites, including customer interfaces, pricing and product descriptions. Product offerings can also be quickly changed or expanded on a centralized basis unlike offline retailers who inherently have limited shelf space. Collectively, these advantages allow Internet retailers to rapidly scale their businesses and build large customer bases.

Distributors and manufacturers are also attracted to the online retail channel for several reasons. The Internet provides suppliers with significant merchandising flexibility, including the ability to display a full product portfolio and communicate detailed product and pricing information to a large number of potential customers. The Internet also provides the capability for suppliers to receive real-time customer feedback that can be used to efficiently address changing market conditions.

Internet retail also benefits consumers by allowing them to shop 24-hours a day, seven days a week, with access to a large selection of products from the convenience of their home, office or anywhere with Internet access.  In addition, consumers are able to compare prices between retailers without traveling between physical retail store locations.

Challenges Faced by Internet Retailers

Although the online retail channel provides significant benefits over traditional retail channels, online retailers also face a number of challenges, including:

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Brand Recognition and Customer Loyalty.  It is important for Internet retailers to establish a recognized and trusted brand name online because consumers are generally wary of purchasing products from unfamiliar online retailers. Online retailers may also experience difficulty retaining their customers because of the relative ease of switching to different websites and purchasing products from other online retailers.

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Diverse Product Selection.   In order to attract new and repeat business, online retailers must provide a broad selection of products that are readily available for delivery. However, it can be difficult to keep such a broad selection of products readily available for delivery without incurring considerable inventory and warehouse costs.

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Low Price Competition.  Significant price competition exists between online retailers due to the ability of consumers to quickly compare prices on the Internet. Online retailers must be able to provide a high value proposition in order to attract and retain customers by, for example, offering quality goods at low prices combined with excellent customer and other support services.

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Technology Infrastructure and Shopping Experience.  Online retailers must develop and implement flexible and scalable technology systems to appropriately accommodate large product catalogs with significant data storage needs, high volume transaction processing, order fulfillment workflow, and high quality customer support and management.  In addition, the “user-friendliness” of online retail websites, i.e., how easy it is to navigate, may impact the overall shopping experience of a consumer.  Websites not designed to be very user-friendly tend to adversely color the consumer’s shopping experience and may cost the retailer repeat business.

The KaChing Solution

We believe our business model effectively addresses the challenges faced by online retailers while providing our Web Store Owners with key benefits, including:

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Brand Recognition and Customer Loyalty.  Under our business model, Web Store Owners are charged with marketing and promoting their Web Stores in order to increase traffic to the website and potentially generate more sales. We expect that any marketing efforts undertaken by Web Store Owners will primarily take the form of targeted emails, word of mouth communication to friends, family and other members of the individual’s social circle, and/or via online social network websites such as Facebook.  We believe that this informal and intimate type of marketing will alleviate concerns online shoppers may have about purchasing from unfamiliar Internet retailers. In addition, we believe that a potential consumer’s familiarity with the operator of a Web Store, combined with the continued availability of high-quality low-priced products at our Web Stores, will aid strengthen our brand as well as engender repeat business.

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Broad and Deep Product Selection.  We make available to each Web Store a broad and deep selection of brand name, high-quality products from consumer electronics to sporting goods. In addition, our relationships with manufacturers and distributors enable us to streamline the order fulfillment process.  Orders are warehoused at the manufacturer or distributor’s location and shipped directly to a customer on an as-demanded basis, thereby eliminating the expense of inventory maintenance and related costs that would otherwise be incurred by the individual Web Store Owner or us.  We believe that this model makes it cheaper to operate an Internet retail business.

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Compelling Value.  Pursuant to a license agreement with one of our affiliates, we have access to multiple distributors of high-quality brand name products at competitive prices. Our ability to compete successfully with more established Internet retailers depends largely on the availability of low priced quality goods.  We have and continue to attract new Web Store Owners and retain existing ones by offering low prices on high-quality, brand name products. At the same time, we provide additional value to our Web Stores by providing timely and accurate order fulfillment and other back office support, including first-rate customer service.

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Technology Infrastructure and Shopping Experience.  We have made significant capital investments in our technology infrastructure, which enables us to process large transaction volumes, and merchandise our broad selection of products.  In addition, each Web Store is designed to be very user friendly and to create a positive shopping experience. A Web Store’s website provides valuable information to customers, including detailed product descriptions, customer reviews, product availability and order status.

The success of our business model is largely dependent upon developing and implementing an easy-to-use, easy-to-earn online retail platform via which interested individuals may generate a revenue stream from the vast E-commerce market simply by purchasing a license and opening a Web Store.  We believe that our business model simplifies participation in the E-commerce industry by alleviating, or altogether eliminating, the major challenges faced by prospective Internet retailers.  With the KaChing business model, individuals can become real online retailers. We envision each Web Store as a home-based business focused on marketing products online to friends and family, which can be operated on a part-time or full-time basis. In sum, the KaChing business model reflects a retail chain concept of online stores serving consumers on the Internet.

Business Strategy

Our objective is to become the leading e-commerce company focused on providing solutions and resources in connection with establishing and managing an Internet retail business. The key elements of our strategy include:

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Management. KaChing has assembled a management team with more than 75 years of collective market expertise and a track record for founding and managing Internet retail businesses and implementing successful E-commerce strategies.  Our management team has considerable hands-on experience, and will be crucial to the successful implementation of our business strategy.

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Expand Brand Awareness and Build Customer Loyalty.  We intend to expand awareness of our “www.kachingkaching.com” website and the services we offer through a combination of online and offline marketing activities.  Examples of our online marketing efforts include word of mouth, Facebook Twitter, You Tube and sundry press releases. In addition, Web Store Owners take primary responsibility for marketing their individual Web Stores, and we expect such efforts to include targeted emails to their friends and family, and communications via social network sites.  As we (and our Web Store Owners) continue to utilize these marketing methods and implement additional programs, we believe awareness of our brand will grow.  In addition, we anticipate that a potential customer’s familiarity with the operator of a Web Store, combined with the continued availability of high-quality, low-priced products at our Web Stores, will engender repeat business and more easily build customer loyalty.

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Improve Business Model.  While there exists a significant market for traditional Internet retailers like Amazon.com, our success will depend in large part on the market acceptance of our business model.  In other words, in addition to the continued growth of the E-commerce industry, we believe that our success is largely dependent upon developing and implementing an easy-to-use, easy-to-earn online retail platform that incentivizes individuals to earn money from the vast E-commerce market simply by purchasing a license and opening a Web Store.  We believe that our business model simplifies participation in the E-commerce industry by, among other things, providing online resources required in connection with creating, designing and managing an online retail website; making available for sale at the website high quality products at low prices; eliminating the necessity and expense of inventory maintenance, thereby reducing the cost of doing business; and outsourcing back-office functions necessary for order fulfillment and customer service. We believe that by providing the foregoing resources, we eliminate several obstacles that might otherwise discourage individuals from pursuing an online retail business; thereby making it more likely they are incentivized to participate in the E-commerce market by “buying into” our business model.  We believe that as we improve our model, and lower entry costs into the online retail industry, more people will be incentivized to buy into our model.

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Improve Customer Experience.  We plan to continually improve shopping experience of visitors to the Web Stores, by enhancing websites and improving their ease of use, providing superior customer service through timely order information and improved response times, and ensuring accurate order delivery and fulfillment.

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Expand Product Offerings.  A key to our success, and the success of our Web Store Owners, is the continued availability of high-quality products at competitive prices. We strive to make available to our Web Store Owners and their customers the newest and most popular products at the lowest prices with a convenient and simple shopping experience.

Order Fulfillment and Web Hosting Services

On October 21, 2009, we entered into Master License Agreement (“Master License Agreement”) with Beyond Commerce, Inc. (“BYOC”), our largest shareholder, pursuant to which we retained BYOC to provide certain back-office support services that we make available to our Web Store Owners and their Web Stores.  BYOC maintains a proprietary technology platform known as the i-Supply Shopping System that enables it to process e-commerce transactions on the Internet and track customer orders from the point of placement through delivery to the customer.  These back-end processing services are included as part of, and be made available to, each Web Store.  Specifically, BYOC will process Web Store customer orders on its network and provide retail transactional software and functionality for credit/debit card validation, fraud detection, order tracking, and transaction accounting.

Accordingly, BYOC (and BYOC’s i-Supply division) has been responsible for processing and fulfilling orders placed at the Web Stores.  The order process is streamlined to avoid warehousing or inventory costs.  In other words, orders are shipped directly from a manufacturer or distributor to the customer. Working with BYOC, we have constructed an order fulfillment and back office support system that can download and process website orders, ensure that credit card orders are charged properly and ship orders worldwide no matter what the size.  Our order-processing infrastructure provides our Web Store Owners with up-to-the-minute shipment and order status and real-time reporting.  This system permits both the Web Store Owner and its customers to determine the status of any order.  In addition, BYOC’s distributors operate numerous fulfillment warehouses strategically located throughout the United States, enabling them to deliver products to the majority of the US population in three days or less by ground transportation services (e.g., UPS).

Pursuant to the Master License Agreement, we are required to pay to BYOC five percent (5%) of the aggregate gross sales from all Web Stores during the prior month in which BYOC provided such back-end and order processing services. Commencing with the first anniversary of the Master License Agreement, the percentage of the aggregate gross sales payable to BYOC will be increased to seven percent (7%).  The Master License Agreement has a term of five years.  We currently are operating under an informal, temporary modification of the terms of the Master License Agreement.  During the past few months, BYOC has permitted its employees who were providing services to us under that Master License Agreement to work directly for us and to be paid by us.  Since BYOC has not been paying these employees, we have agreed with BYOC to suspend the monthly fee that we are required to pay BYOC.

Effective May 21, 2010, we engaged Guidance Solutions, Inc. (“GSI”) under a Support Agreement to provide hosting services for our websites (including the Web Store websites) and Internet server environment.  GSI employs feature-rich website hosting applications that offer our Web Store Owners flexibility and control over the user experience, content and functionality of their Web Stores.  Therefore, our Web Store Owners are enabled to design Web Store websites tailored to meet their unique business needs.  We are required to pay a monthly fee of $3,850 for the services provided under the Support Agreement. The initial term of the Support Agreement is twelve months, which will be automatically renewed for successive one-year terms unless either party elects to terminate the agreement 90 days prior to each anniversary.  GSI may terminate the Support Agreement at any time upon at least 30 days prior written notice to us.

Customer Service

We are committed to providing superior customer service available to our Web Stores, as well as making excellent customer service support available to Web Store customers. We plan to continue to seek and invest in technological and systems advancements to enhance the overall shopping experience for Web Store customers. We believe customer support throughout the shopping experience is a key element in providing a convenient shopping forum for customers to the Web Stores, and establishing customer loyalty. We believe that by making excellent customer support available to customers of our Web Stores, we will aid in building customer loyalty at such websites by creating a comfortable and familiar shopping experience.

 Pursuant to a Master License Agreement, we have outsourced customer service support to BYOC. Specifically, BYOC has provided all software functionality and e-commerce communication to support our company’s and our Web Store owner’s customer service needs (including e-mail and telephonic customer service functionality). In addition, we plan to maintain internal customer service personnel to complement the customer service efforts provided by BYOC.  Accordingly, if we ultimately pursue this course of action, we will be principally responsible for retaining or hiring such customer service support staff and paying directly all costs associated therewith.

Marketing

Our marketing efforts take place at two levels: a company-level marketing campaign and a Web Store level marketing campaign.

Company Marketing

Our company-level marketing efforts, for which we are primarily responsible, are aimed at increasing awareness of the “KaChing KaChing” brand and the E-commerce solutions we offer via our website, thereby attracting Web Store customers and maintaining existing ones.  Our goal is to expand awareness of our “www.kachingkaching.com” website, and the business model we offer through online and offline marketing.

Web Store Marketing

Under our business model, Web Store Owners are principally responsible for marketing and promoting their individual Web Stores.  We believe that such marketing activities include the following:

•	Targeted e-mails to friends, family and others within a Web Store Owner’s social circle, informing them of the Web Store and the opportunities to purchase brand name products at discount prices;

•	Communications with affiliated persons on social network sites such as Facebook, or establishing a presence on such websites by creating a profile for the Web Store.

Competition

We generate revenues primarily from licensing fees from our Web Store Owners and from product sales made through the Web Stores.  Thus, the success of our business model depends on, among other things, our ability to attract and retain Web Stores, which in turn is contingent on the sales and profitability of individual Web Stores.  The success of our Web Stores necessarily depends on their ability to compete against other online retail websites, including Overstock.com and Amazon.com. In addition to other online retailers, Web Stores compete with “brick and mortar” retail outlets, catalogs and websites of traditional offline retailers. Many of our current competitors have greater brand recognition, longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we are able to make available to our hosted Web Stores.

The Internet retail market is very competitive and rapidly evolving. We believe that competition in our industry is based predominantly on the following factors:

•	brand recognition

•	product selection

•	price

•	product availability

•	ease of use of website; and

•	order delivery performance and customer service

To maximize sales at our Web Stores, we must provide an environment that allows them to compete successfully in the Internet retail market based on the foregoing factors.  This means we must provide to our Web Stores resources that improve their ability to deliver to customers quality products at low prices in a timely manner, with exceptional customer service support.  We continue to fine-tune our business model to maximize a Web Store’s likelihood of success by widening the product selection available to Web Stores; improving the design and ease-of-use of our websites; and advancing the level of order fulfillment and customer service support we offer to Web Stores and their customers.

Intellectual Property

We regard our trademarks, domain names, trade secrets, licensed technologies, and other intellectual property as critical to our success.  We rely on trademark and other intellectual property law, and confidentiality agreements and license agreements with employees, partners, and others to protect our intellectual assets. We have filed with the United States Patent and Trademark Office an application for registration of the trademark “KaChing KaChing.” We intend to register this and possibly other trademarks, both domestically and in foreign jurisdictions.  There is no guarantee that the trademarks for which we have applied for will offer adequate protection under applicable law, and effective intellectual property protection may not be available in every country in which our services may be made available in the future. We own the Internet domain name “www.kachingkaching.com.”

We also rely on technologies that we license from third parties. These licenses may not continue to be available to us on commercially reasonable terms in the future, if at all. As a result, we may be required to obtain substitute technology of lower quality or at greater cost, which could materially adversely affect our business, results of operations and financial condition.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, including laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights.  Certain jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our business.

As the Internet becomes increasingly popular, additional laws and regulations may be adopted with respect to the Internet, the effect of which on E-commerce is uncertain. These laws may cover issues such as user privacy, tracking of consumer activities, pricing, content and quality of products and services, taxation, electronic contracts and other communications and intellectual property rights. Furthermore, it is not clear how certain existing laws such as those governing sales and other taxes and personal privacy apply to the Internet and E-commerce. Any new legislation or regulation, or the interpretation or application of existing laws and regulations to the Internet or other online services, may have a material adverse effect on our business, prospects, financial condition and results of operations by, among other things, impeding the growth of the Internet, subjecting us to fines, penalties, damages or other liabilities, and requiring costly changes in our business operations and practices.

In addition, if our services become accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, even where we have no local entity, employees or infrastructure.

Employees

As of June 30, 2010, we currently have sixteen employees, of which two are executive officers of the company.  None of our employees are represented by a labor union. We have not experienced any work stoppages and consider our relations with our employees to be good.

Description Of Property

Our executive offices are located at 750 Coronado Center Drive, Suite 120, Henderson, NV 89052. Our office space is approximately 3,999 square feet for a base rent of $6,758.31 per month.  The initial term of the lease is twelve months and it is renewable for successive one-year terms. We believe that our property is adequate for our current and immediately foreseeable operating needs.

LEGAL PROCEEDINGS

In the normal course of our business, we may periodically become subject to various lawsuits. However, to our knowledge, we are not a party to any pending or threatened material legal proceedings. To our knowledge, no governmental authority is contemplating commencing a legal proceeding in which we would be named as a party.

MANAGEMENT

On April 22, 2010, in connection with the Merger, all of our officers resigned, and new officers were appointed.  Additionally, on the same date, our sole director resigned from our Board of Directors, and four new directors were appointed. The following individuals constitute our Board of Directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)
Robert J. McNulty	65	President, Chief Executive Officer and Chairman of the Board
Mark V. Noffke	54	Chief Financial Officer, Executive Vice President – Finance, Director
Jimmy “Bo” White	37	Director
Murray Williams	40	Director
Benjamin Mayer	36	Director
Hank Cohn	35	Director

Robert J. McNulty

Mr. McNulty has served as our Chief Executive Officer and Chairman of the Board since April 22, 2010, the date of the Merger.  He served as Chief Executive Officer of KaChing Nevada from October 2009 through the date of the Merger.  Currently Mr. McNulty also is the Chief Executive Officer and a director of Beyond Commerce, Inc., an affiliate of ours, having served in that capacity since its formation in January 2007.  Mr. McNulty is an accomplished entrepreneur with over twenty-five years of significant experience in specialty retail, branded consumer products, transactional media TV, retail and Internet start-ups, and developing new concepts and technology platforms in the Internet retail industry. From January 1999 to January 2007, Mr. McNulty was self-employed as an independent consultant for various companies in those industries. In March 1996, Mr. McNulty founded Shopping.com, an online retailer, selling a broad range of consumer brand name products on the Internet. He served as its President and Chief Executive Officer and was a member of its Board of Directors from its inception. Compaq Computers purchased Shopping.com in February 1999 in an all-cash transaction for $220 million. Mr. McNulty has been involved with several other retail companies, both public and private, in a broad range of merchandise categories.

Mr. McNulty’s extensive experience in the Internet and traditional retail industries, including his involvement with founding and managing Shopping.com, a pioneering E-commerce company, led to the conclusion that he should be nominated to serve as a director of the Company.

Mark V. Noffke

Mr. Noffke has served as our Chief Financial Officer, Executive Vice President, (Finance) and a director since April 22, 2010. He served as the Chief Financial Officer of KaChing Nevada from October 2009 through the date of the Merger.  Currently Mr. Noffke is also the Executive Vice President and Chief Financial Officer of Beyond Commerce, Inc., an affiliate of ours, having served in that capacity since its formation in January 2007.  From August 2006 to December 2006, Mr. Noffke was the Chief Financial Officer of Financial Media Group Inc. From May 2004 to August 2006, Mr. Noffke was Chief Financial Officer of National Storm Management, Inc. where he was responsible for taking the company public. From August 2003 to May 2004, Mr. Noffke was a managing director of Striker Pacific Corporation, an investment bank, where he conducted due diligence, and acquisition analysis in various industries, including waste recycling, forest products and automotive. From September 1996 to August 2003, Noffke served as the Chief Financial Officer and a Director of U.S. Forest Industries, Inc, a timber manufacturing company, where he was responsible for developing the company’s accounting infrastructure. From January 2002 to May 2004, Mr. Noffke served as Chief Financial Officer of Brands Shopping Networks, a publicly traded company currently known as United Fuel and Energy Corporation. In this position, Mr. Noffke was responsible for raising capital and developing the accounting infrastructure. Mr. Noffke is a Certified Public Accountant and has a B.S. in Accounting from Valparaiso University in Northwestern Indiana.

Mr. Noffke’s experience serving as the Chief Financial Officer of Beyond Commerce, Inc., an entity engaged in the business of E-commerce and Internet advertising, led to the conclusion that he should be nominated to serve as a director of the Company.

Jimmy “Bo” White

Mr. White has served as our director since April 22, 2010.  He was a founder of KaChing Nevada and served as one of its directors from September 2009 through the date of the Merger.  Currently Mr. White is the Executive Vice President/Operations, Technology of Beyond Commerce, Inc., an affiliate of ours, to which position he was appointed in January of 2009.  Mr. White has 17 years of experience in both retail management and online technology and has served as an owner and managing partner of Click Here Publishing, LLC, an Internet design and development company, since its formation in 1994.  Mr. White is a successful entrepreneur owning and operating several technology-based companies specializing in website development, application development, and Internet marketing.  Mr. White is a specialist in implementing and developing online technologies. He joined Beyond Commerce, Inc. in late 2008 as a technology consultant helping to drive the direction of online products.  Mr. White also has years of experience in managing IT and creating Web-based software to maximize efficiencies.  Mr. White attended Louisiana State University, majoring in information technology.

Mr. White’s expertise in retail management and online technology led to the conclusion that he should be nominated to serve as a director of the Company.

Murray Williams

Mr. Williams has served as our director since April 22, 2010.  Currently Mr. Williams is a director of Beyond Commerce, Inc., having served in that capacity since June 2007.  Since March 14, 2008, Mr. Williams has been the Chief Financial Officer, Treasurer and Secretary of GTX Corp., a public company engaged in the commercialization of miniaturized assisted GPS tracking and cellular location-transmitting technologies.  Mr. Williams is a CPA with five years experience in public accounting and 11 years experience as CFO of various public and private companies.  Mr. Williams began his career in public accounting with KPMG where he was a manager in its assurance practice, managing a team of over 20 professionals specializing in financial services, with an emphasis on public offerings, private financings, and mergers and acquisitions. Mr. Williams resigned from KPMG in 1997 to become one of the founding employees of Buy.com, Inc., which grew to be the second largest e-commerce company in the world during his tenure. Mr. Williams also obtained vast international business experience managing Buy.com’s international expansion into Europe, Canada, and Australia. After leaving Buy.com in August of 2001, Mr. Williams became an active entrepreneur, creating and investing in numerous companies, and worked for an investment-banking firm as interim CFO on various private companies to convert them into publicly traded entities.  From June 2005 to February 2007, Mr. Williams was Chief Financial Officer at Interactive Television Networks, Inc., a public company and a leading provider of Internet protocol television hardware, programming software and interactive networks.  Mr. Williams received degrees in both Accounting and Real Estate from the University of Wisconsin-Madison.

Mr. Williams’ extensive experience in the Internet retail industry, including his tenure with Buy.com, a leading E-commerce company, led to the conclusion that he should be nominated to serve as a director of the Company.

Benjamin Mayer

Mr. Mayer has served as a director since March 26, 2009, and was President and Chairman of the Board from March 26, 2009 to April 22, 2010. Mr. Mayer also has been a portfolio manager for Harborview Capital Management since November 2004. Mr. Mayer has been a managing member and principal to various consulting firms, providing advice to small early-stage and emerging growth companies. Mr. Mayer is a member of the board of directors for various private companies and charities.

Mr. Mayer’s experience advising and consulting with early-stage and small businesses led to the conclusion that he should be nominated to serve as a director of the Company.

Hank Cohn

Mr. Cohn has been a director since April 22, 2010. Mr. Cohn is currently serves as President and Chief Executive Officer of PracticeOne, Inc., an integrated software and services company for physicians. He is also Executive Vice President at Galaxy Ventures, LLC, a closely held investment fund with a multi-pronged investment strategy concentrating in the areas of bond trading and early stage technology investments.  Mr. Cohn is also a member of the boards of directors of Crystal International Travel Group, Inc., a public company, and Analytical Surveys, Inc. From May 2007 to August 2007, Mr. Cohn was the sole officer and director of International Food and Wine Consultants, Inc., a company trading on the OTCBB. Mr. Cohn holds an MBA in finance and investments from Baruch College.

Mr. Cohn’s prior experience serving on the board of directors of a public company and his business-focused educational background led to the conclusion that he should be nominated to serve as a director of the Company.

Family Relationships

There are no family relationships among any of the officers and directors.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.  The Company is not aware of any legal proceedings in which any director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Committee of the Board of Directors

Our Board of Directors has an Executive Committee authorized to exercise the powers of directors between regular meetings; a Compensation Committee that recommends salaries and incentive compensation for executive officers of the Company; and an Audit Committee that reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

The Executive Committee currently comprises Mr. Williams, Mr. McNulty and Mr. Noffke. The Executive Committee is charged with the responsibility of reviewing and considering pertinent business issues relating to the Company in advance of convening a full meeting of the Board of Directors to further discuss such issues.

The Audit Committee currently consists of Mr. Williams and Mr. Mayer.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

•	the quality and integrity of our financial statements and reports;

•	the independent auditors’ qualifications and independence; and

•	the performance of our internal audit function and independent auditors.

The Audit Committee appoints the independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves permitted non-audit services provided by our independent auditors and reviews the independence of the auditors.  Mr. Williams has been designated as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act.

Our Board of Directors has established a Compensation Committee currently consisting of Mr. White, as Chairman, Mr. Cohn, and Mr. McNulty.  The Compensation Committee reviews, and makes recommendations to the full Board of Directors relating to, the compensation of our officers and directors, including our officers’ annual salaries and bonuses and the terms and conditions of option grants to our officers and directors under our stock incentive plan.

Director Independence

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. Accordingly, we are not currently subject to any standards regarding the “independence” of directors on our Board, or otherwise subject to any requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent. Although we are not required to comply with these requirements, we have elected to use the definition for “director independence” under The Nasdaq Stock Market’s listing standards.  Our Board has determined that each of Messrs. White, Williams, Mayer and Cohn are independent directors under The Nasdaq Stock Market rules relating to director independence because each is a non-employee director, and none of them has any relationship with the Company or other person, which in the opinion of our Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

EXECUTIVE COMPENSATION

All of our officers serving prior to the Merger resigned in connection with the Merger, and new officers were appointed. None of our officers serving prior to the Merger received, or was entitled to receive compensation from the Company during fiscal 2008 and fiscal 2009.  The officers of KaChing Nevada, who now constitute our only executive officers, received compensation from KaChing Nevada during the fiscal year ended December 31, 2009, as set forth below.  Because the business we currently conduct is the business conducted by KaChing Nevada prior to the Merger, and because the KaChing Nevada officers are our current officers, all of the information set forth below represents compensation paid by KaChing Nevada to its officers during fiscal 2009.

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities for the year ended December 31, 2009 awarded to, earned by, or paid to: (i) Robert McNulty, our current Chief Executive Officer during fiscal 2009; and (ii) Mark Noffke, our current Chief Financial Officer during fiscal 2009 (these individuals are referred to hereinafter as the “Named Executive Officers”).

Name and Principal Position (in dollars)	Fiscal Year	Salary (1)	Bonus (2)	Restricted Stock Awards (3)	All Other Compensation (4)	Total

Robert J. McNulty President, Chief Executive Officer and Chairman	2009	$10,385	-	-	-	$10,385

Mark V. Noffke Chief Financial Officer, Executive Vice-President (Finance)	2009	$9,231	-	-	-	$9,231

(1)	The dollar value of base salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned. There are no anticipated bonus awards for 2009.
(3)	During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table.
(4)	All other compensation received that we could not properly report in any other column of the table.

Grants of Plan-Based Awards in 2009

There were no option grants in 2009.  In connection with employment agreements we have with each of Messrs. McNulty and Noffke, in April 2010 we issued options to both of these officers to purchase up to an aggregate of 1,133,333 shares of our common stock.  See, “Executive Compensation – Employment Agreements,” below.

Outstanding Equity Awards at 2009 Fiscal Year End

There were no outstanding equity awards in 2009.

Option Exercises and Stock Vested in Fiscal 2009

There were no option exercises in 2009, and no stock vested in 2009.

Employment Agreements

The following are summaries of the employment agreements with our Named Executive Officers that were entered into effective at the closing of the Merger on April 22, 2010:

McNulty Employment Agreement.  Robert McNulty, our Chief Executive Officer, is employed pursuant to a written agreement dated as of April 22, 2010, and amended on May 14, 2010 (“McNulty Employment Agreement”).  The McNulty Employment Agreement has an initial term of three years; however, the agreement provides that the Company and Mr. McNulty may enter into good faith negotiations to renew the term within 60 days of the end of the initial term.  Mr. McNulty will not receive a salary under The McNulty Employment Agreement, although he may receive discretionary bonuses based on certain performance standards to be determined by “independent directors” (as defined in the agreement).  In addition, upon being appointed a Chief Executive Officer, he was granted a five-year option to purchase 700,000 shares of common stock under our Equity Plan at an exercise price of $0.30 per share, which he has exercised in full.  Mr. McNulty may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.

We may terminate the McNulty Employment Agreement at any time with or without “cause” (as defined therein).  If we terminate his employment for cause, he will not receive any compensation following the date of termination.  If he is terminated without cause (including within 30 days after a “Change of Control,” as defined therein), we shall pay Mr. McNulty a lump cash payment equal to the sum of two months of his base salary (if any is paid at that time), any incentive/discretionary bonus earned and any unreimbursed expenses accrued through the date of termination.  Voluntary termination of the agreement by Mr. McNulty (other than in connection with a Change of Control) does not entitle him to any compensation after the date of termination.

Noffke Employment Agreement.  Mark Noffke, our Chief Financial Officer, is employed pursuant to a written agreement dated as of April 22, 2010, and amended on May 14, 2010 (“Noffke Employment Agreement”).  The Noffke Employment Agreement has an initial term of three years; however, the agreement provides that the Company and Mr. Noffke may enter into good faith negotiations to renew the term within 60 days of the end of the initial term.  The Noffke Employment Agreement provides for a base salary of $50,000 per year.  Mr. Noffke is also entitled to receive an annual incentive bonus equal to 100% of the base salary and discretionary bonuses based on certain performance standards to be determined by “independent directors” (as defined in the agreement).  In addition, upon being appointed as Chief Financial Officer, he was granted a five-year option to purchase 433,333 shares of common stock under our Equity Plan at an exercise price of $0.30 per share, which he has exercised in full. Mr. Noffke may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.

We may terminate the Noffke Employment Agreement at any time with or without “cause” (as defined therein).  If we terminate his employment for cause, he will not receive any compensation following the date of termination.  If he is terminated without cause (including within 30 days after a “Change of Control,” as defined therein), we shall pay to Mr. Noffke a lump cash payment equal to the sum of two months of his base salary, any incentive/discretionary bonus earned and any unreimbursed expenses accrued through the date of termination.  Voluntary termination of the agreement by Mr. Noffke (other than in connection with a Change of Control) does not entitle him to any compensation after the date of termination.

Director Compensation

The sole director of this company in office prior to the Merger resigned at the time of the Merger and was replaced by four new directors. Neither our sole director prior to the Merger, nor any of our four new directors received any compensation (from this company, or from KaChing Nevada) solely for their services as directors during fiscal 2009.  As of the date of this prospectus, all of our non-employee directors are entitled to receive $800 per month solely for their services as a director of the Company.

Equity Incentive Plan

On April 13, 2009, we adopted an equity incentive plan, the 2009 Equity Incentive Plan (the “Equity Plan”), pursuant to which we are authorized to grant options, restricted stock and stock appreciation rights to purchase up to 3,500,000 shares of common stock to our employees, officers, directors, consultants and advisors.  The Equity Plan provides for awards of incentive stock options, non-statutory stock options, and rights to acquire restricted stock.  Incentive stock options granted under the Equity Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Non-statutory stock options granted under the Equity Plan are not intended to qualify as incentive stock options under the Code.

In April 2010, we granted a five-year incentive option to purchase 700,000 shares of common stock at an exercise price of $0.30 per share to Robert McNulty in accordance with McNulty Employment Agreement.  These options have been exercised in full. In April 2010, we granted a five-year incentive option to purchase 433,333 shares of common stock at an exercise price of $0.30 per share to Mark Noffke in accordance with Noffke Employment Agreement.  These options have been exercised in full.

As of June 30, 2010, there were 2,366,667 shares of our common stock reserved for issuance pursuant to awards granted under our Equity Plan.  As of the same date, there were no awards outstanding under the Equity Plan.

General Description of Equity Plan. Our Board adopted the Equity Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to participate and benefit from increases in the value of our common stock, and to assist in attracting and retaining the services of such persons by binding the interests of eligible recipients more closely to the Company’s interests through the award of stock-based compensation.  All of our employees, directors and consultants are eligible to participate in the Equity Plan.

Administration of the Equity Plan is delegated to the Compensation Committee of our Board (the “Administrator”).  Subject to the provisions of the Equity Plan, the Administrator has the power to construe and interpret the Equity Plan, and to determine, among others: (i) the fair value of common stock subject to awards issued under the Equity Plan; (ii) the persons to whom and the dates on which awards will be granted, and the types of awards that will be granted; (iii) the number of shares of common stock to be subject to each award; (iv) the time or times during the term of each award within which all or a portion of such award may be exercised; (v) the exercise price or purchase price of each award; and (vi) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Subject to the provisions of Sections 2.2 and 17 of the Equity Plan relating to adjustments upon changes in our common stock, an aggregate of 3,500,000 shares of common stock will be reserved for issuance under the Equity Plan.  If shares subject to an option granted under the Equity Plan expires or otherwise terminates without being exercised (or exercised in full), such shares shall become available again for grants under the Equity Plan.  If shares of restricted stock awarded under the Equity Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Equity Plan.

Incentive stock options may be granted under the Equity Plan only to employees of the Company and its affiliates.  Employees, directors and consultants of the Company and its affiliates are eligible to receive all other types of awards under the Equity Plan.  No incentive stock option may be granted under the Equity Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.

General Terms of Options Awards. Options may be granted under the Equity Plan pursuant to stock option agreements.  The following is a description of the permissible terms of options awarded under the Equity Plan:

·
Exercise Price; Payment. The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value.  In addition, the exercise price of nonstatutory options granted that the Company intends to qualify under Section 162(m) of the Code may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the Equity Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Administrator, (i) by delivery of already-owned shares or tender of other property, (ii) by cancellation of indebtedness of the Company to the optionee, (iii) by waiver of compensation due or accrued to optionee for services rendered, (iv) pursuant to a deferred payment arrangement, or (v) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

•	Vesting. Options granted under the Equity Plan may be exercisable in cumulative increments, or “vest,” as determined by the Administrator.

•
Tax Withholding.  To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, or in the discretion of the Administrator, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant.

•
Term.  The maximum term of options under the Equity Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years.  Options awarded under the Equity Plan will terminate three months after termination of the participant’s service if the participant is terminated other than for death or disability.  If the participant’s employment is terminated for death or disability, options awarded under the Equity Plan will generally terminate twelve months after termination of the participant’s service.

•
Transferability. A recipient may not transfer an options awarded under the Equity Plan otherwise than by will or by the laws of descent and distribution.  During the lifetime of the recipient, only the recipient may exercise an option.  The Administrator may grant options that are transferable to the extent provided in the applicable written agreement.

General Terms of Restricted Stock Awards. Restricted stock awards may be granted under the Equity Plan pursuant to restricted stock purchase or grant agreements.  The following is a description of the permissible terms of restricted stock awards under the Equity Plan.  Individual awards may be more restrictive as to any or all of the permissible terms described below.

·
Purchase Price; Payment. The purchase price of restricted stock awards granted under the Equity Plan shall be determined from time to time by the Administrator but shall be no less than the par value of our shares of common stock.  The purchase price must be paid either in cash at the time of purchase or, at the discretion of the Administrator, (i) by delivery of already-owned shares or tender of other property, (ii) by cancellation of indebtedness of the Company to the optionee, (iii) by waiver of compensation due or accrued to optionee for services rendered, (iv) pursuant to a deferred payment arrangement, or (v) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

•
Vesting. Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Administrator.

•
Tax Withholding. To the extent provided by the terms of a restricted stock award, a participant may satisfy any federal, state or local tax withholding obligation relating to the purchase of such award by a cash payment upon purchase, or in the discretion of the Administrator, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant.

•
Transferability.  Rights to acquire shares of common stock under the restricted stock purchase or grant agreement will not be transferable except by will or by the laws of descent and distribution.  The Administrator may grant restricted stock awards that are transferable to the extent provided in the applicable written agreement.

Adjustment Provisions. If any change is made to our outstanding shares without the Company’s receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in the capital structure of the Company), appropriate adjustments may be made in the class and maximum number of shares subject to the Equity Plan and outstanding awards.  In that event, the Equity Plan will be appropriately adjusted in the class and maximum number of shares subject to the Equity Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of Common Stock subject to such awards.

Certain Corporate Events. In the event of (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the Equity Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination. The Administrator may suspend or terminate the Equity Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the Equity Plan will terminate ten years from the date of its adoption by the Board, i.e., in April 2019. The Administrator may also amend the Equity Plan at any time, and from time to time.  However, except as provided in Sections 2.2 and 17 of the Equity Plan relating to adjustments upon changes in our common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

•	each of our directors and director nominees;

•	each of our Named Executive Officers as identified in the Summary Compensation Table;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own 5% or more of our common stock.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 51,107,380 shares of our common stock outstanding as of June 30, 2010.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock

Certain Beneficial Owners:
Ridge Clearing & Outsourcing Solutions Inc. (3) 1981 Marcus Avenue Lake Success, NY 11042	4,970,945	9.73%

Beyond Commerce, Inc. (4) Coronado Center Drive, Suite 120 Henderson, NV 89052	10,605,100	20.75%

Linlithgow Holdings, LLC (5) 1000 North Green Valley Parkway # 440-450 Henderson, NV 89074	10,189,214	19.94%

Big Rose LLC (6) 1000 North Green Valley Pkwy, Henderson, Nevada 89074	6,582,858	12.88%
Directors/Named Executive Officers:
Robert J. McNulty (4) President, Chief Executive Officer and Chairman	18,936,538 (7)	35.68%

Mark Noffke (4) Chief Financial Officer, Executive Vice President (Finance) and Director	3,465,955(8)	5.93%

Jimmy “Bo” White (4) Director	300,000	*

Murray Williams (4) Director	300,000	*

Benjamin Mayer Director	__	-

Hank Cohn Director	__	-

All directors and named executive officers as a group (6 persons)	21,869,160	42.79%
____________________________
*  Less than 1%.

(1)	Unless otherwise indicated, the business address of each person listed is c/o KaChing KaChing, Inc.,
750 Coronado Center Drive, Suite 120, Henderson, NV 89052.
(2)
For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities.  Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of the date of this prospectus.

(3)
Joseph Franck is principal of the investment manager of the parent entity of Ridge and has voting control and investment discretion over the shares held by Ridge. Mr. Franck disclaims beneficial ownership of such shares.

(4)
Mr. McNulty, Mr. Noffke, Mr. White and Mr. Williams are currently officers and/or directors of Beyond Commerce, Inc.   Because Mr. McNulty exercises investment and voting power over the Company’s securities owned by Beyond Commerce, Inc. (see footnote 7 below), none of the Beyond Commerce shares are deemed to be beneficially owned by Mr. Noffke, Mr. White and Mr. Williams in the foregoing table.

(5)	Rhett J. McNulty, the son of Robert J. McNulty, is the managing partner of Linlithgow Holdings, LLC. Robert J. McNulty disclaims beneficial ownership of the shares owned by Linlithgow Holdings.
(6)	Renee Muller has voting control and investment discretion over the shares held by Big Rose LLC. Ms. Muller is the sole member of Big Rose LLC.
(7)
Includes 10,605,100 shares owned by Beyond Commerce, Inc. As the Chief Executive Officer of Beyond Commerce, Inc., Mr. McNulty exercise investment and voting power with respect to such securities.  Pursuant to a pledge agreement dated as of April 22, 2010, Mr. McNulty pledged 8,331,438 shares held directly by him to purchasers of the Notes. Mr. McNulty retains voting control over these shares, however, upon an event of default under the pledge agreement, such shares may be foreclosed on and disposed of by the pledgee.

(8)
Pursuant to a pledge agreement dated as of April 22, 2010, Mr. Noffke pledged 3,465,955 shares held by him to purchasers of the Notes. Mr. Noffke retains voting control over these shares, however, upon an event of default under the pledge agreement, such shares may be foreclosed on and disposed of by the pledgee.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the consolidated financial statements including the notes thereto. This discussion and analysis may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Overview

On April 22, 2010, we executed an Agreement and Plan of Merger with KaChing KaChing, Inc., a Nevada corporation (“KaChing Nevada”), pursuant to which KaChing Nevada merged with and into us (“Merger”).  We were the surviving corporation in the Merger, and in connection therewith, changed our name to “KaChing KaChing, Inc.”  In addition, as a result of the Merger, we succeeded to the business of KaChing Nevada, which currently is our sole line of business.  See, “Description of Business” for additional details.

Prior to the Merger, we had no assets and conducted no business.  Because, prior to consummation of the Merger, we had no assets, the Merger has been treated as a recapitalization of KaChing Nevada and an acquisition of our assets and liabilities by KaChing Nevada. As a result, although we were the legal acquirer in the Merger, KaChing Nevada was the accounting acquirer. Therefore, at the date of the Merger, the historical financial statements of KaChing Nevada become those of the surviving company.  Accordingly the financial statements presented herein, and the discussion thereof, relate to the financial condition and results of KaChing Nevada.  KaChing Nevada itself only has limited operations because it was incorporated on September 17, 2009 and conducted business for approximately three months in 2009.

Results of Operations

Period Ended December 31, 2009

Revenues.  We generate revenues from (i) the sale of licenses to Web Store Owners, (ii) the monthly license fees paid by the Web Store Owners, and (iii) revenues from products sold on the Web Stores.  During the three-month period ended December 31, 2009, we generated revenues from sales of $243,783.  Most of these revenues represented initial licensing fees that we received from the sale of Web Store licenses.  Our monthly revenues will increase as the number of active Web Stores increases and as the amount of products purchased on the Web Stores increases.  As of December 31, 2009, we had approximately 1,000 active Web Store Owners.

Cost of Goods Sold. We pay commissions to Web Store Owners for sales completed at their Web Stores.  During the inception period (i.e., from September 17, 2009) and the three-month period ended December 31, 2009, we incurred commission expense on sales of $109,519.  The amount of commissions we pay will increase as the amount of products sold through the Web Stores increases.

Operating Expenses.  Selling, general and administrative expenses (SG&A), including related party expenditures, for the inception period (i.e., from September 17, 2009) and the three-month period ended December 31, 2009, totaled $292,936 and $291,202, respectively.  Our SG&A expenses are expected to increase during the fiscal year ending December 31, 2010, as we increase our operations, increase our marketing and advertising, and hire additional employees to provide back office services for our Web Store Owners.  We anticipate that we will need to hire additional employees as the number of Web Stores increases.  Professional fees for the inception period (i.e., from September 17, 2009) and the three-month period ended December 31, 2009, were $23,250 and $18,250, respectively. Professional fees and expenses include fees incurred for technology consulting, legal and accounting services.

Net Loss.  We incurred net loss for the inception period (i.e., from September 17, 2009) and the three-month period ended December 31, 2009, of $181,312 and $175,188, respectively.

Three-Month Period Ended March 31, 2010

Revenues.  We generate revenues from (i) the sale of licenses to Web Store Owners, (ii) the monthly license fees paid by the Web Store Owners, and (iii) revenues from products sold on the Web Stores.  For the three-month period ended March 31, 2010, we had revenues from sales of $177,243. Our revenues for this period declined compared with revenues for the three-month period ended December 31, 2009. This decline was attributable to certain modifications we were then addressing in our commission plan for Web Store Owners. As a result, some of our Web Store Owners decreased their marketing and selling efforts until we finalized the new terms of our commission plan. From inception through March 31, 2010, we had revenues from sales of $421,026.  Our monthly revenues will increase as the number of continuing Web Store Owners increases.  As of March 31, 2010, we had approximately 1,600 active Web Store Owners, an increase of 600 from December 31, 2009.

Cost of Goods Sold. We pay commissions to Web Store Owners for sales completed at their Web Stores.  During the three-month period ended March 31, 2010, and from inception through March 31, 2010, we incurred $115,016 and $224,534 of commission expenses, respectively.  The amount of commissions we pay will increase as the amount of products sold through the Web Stores increases.

Operating Expenses.  Selling, general and administrative expenses (SG&A), for the three-month period end March 31, 2010, and from inception through March 31, 2010, were $291,420 and $578,331, respectively.  Our SG&A expenses are expected to increase during the fiscal year ending December 31, 2010, as we increase our operations, increase advertising, and hire employees.  In addition, since we will in the future incur the additional costs and expenses associated with being an operating public company, our SG&A expenses will increase by these additional costs.  Professional fees for the three-month period ended March 31, 2010, and from inception through March 31, 2010 were $17,416 and $40,666, respectively.  Professional fees and expenses include fees incurred for technology consulting and legal and accounting services.

Depreciation and Amortization.  Depreciation and amortization expense totaled $14,274 and $19,689, respectively, for the three-month period ended March 31, 2010, and from inception through March 31, 2010.

Net Loss.  We incurred net loss for three-month period ended March 31, 2010, and from inception through March 31, 2010, of $260,882 and $442,194, respectively.

Liquidity and Capital Resources

As of March 31, 2010, our current liabilities exceeded our current assets by $532,000.  In addition, we incurred a net loss of $261,000 for the three-month period ended March 31, 2010, and net loss of $442,000 since our inception in September 2009.  On April 23, 2010, we closed the Private Placement in which we issued secured convertible promissory notes in the aggregate principal amount of $1,255,875 (the “Notes”).  Of this amount, $255,875 represented secured convertible promissory notes we issued to certain creditors as payment for obligations owed to them.  Accordingly, the amount of cash proceeds that we actually received from the sale of these notes was $1,000,000 (before paying $59,000 of offering expense).  The net proceeds from the Private Placement, together with the recurring revenues that we are generating from our operations, are expected to be sufficient to fund our working capital needs through September 30, 2010.

The Notes mature on October 23, 2011, and are convertible, in whole or part, at each holder’s option into shares of our common stock at an initial conversion price of $0.30 per share.  We may prepay all of the Notes (but not less than all of the Notes) upon at least 20 days (but no more than 30 days) prior written notice. The Notes bear interest on the aggregate outstanding principal amount at a rate of 10% interest per annum, payable quarterly in cash or common stock, at our option. If interest is paid in common stock, however, the shares shall be valued at the lower of (i) the conversion price then in effect or (ii) 90% of the average closing bid price for the 10-day period prior to the interest payment date.  The Notes represent senior indebtedness of the Company and the holders of the Notes have a security interest in all of our assets.

We currently do not have sufficient funds on hand to fund our anticipated on-going operating expenses beyond September 30, 2010.  We do not have any bank credit lines or other sources of financing. Accordingly, unless our revenues increase significantly during the next three months, we will have to obtain additional funding in the near future in order to continue our operations.  Although the amount of revenues that we are now generating from our operations is increasing, we do not anticipate that we will generate sufficient cash from operations to fund our working capital needs until the late in second half of 2010, at the earliest. Accordingly to fund operations for the next twelve months, we intend to continue to seek additional financing from various sources, including from the sale of convertible debt or equity securities. We have not yet identified, and cannot be sure that we will be able to obtain any additional funding from either of these sources, or that the terms under which we may be able to obtain such funding will be beneficial to us. If we do not obtain sufficient additional funds in the near future, we will have to suspend some of our operations, scale down our current and proposed future operations or, if those actions are not sufficient, terminate our operations.

Net cash flow provided from operating activities for the three-month period ended March 31, 2010 was $25,744 because we deferred the payment of many current liabilities in anticipation of the Private Placement that was closed in April 2010.  We invested in fixed assets during the year ended and three month period ended March 31, 2010 of $19,838, and  $111,708 from the inception (September 17, 2009) period ending March 31, 2010, of which $87,175 represents office and computer equipment that was contributed to us by Beyond Commerce, Inc. in 2009.

Inflation and changing prices have had no effect on our net revenues.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported assets, liabilities, sales and expenses in the accompanying financial statements.  Critical accounting policies are those that require the most subjective and complex judgments, often employing the use of estimates about the effect of matters that are inherently uncertain, including the following:

Development Stage Enterprise.  The Company has been devoting most of its efforts to raising capital and developing a business plan and, consequently, meets the definition of a “development stage enterprise,” as defined in Statement of Financial Accounting Standards FASB Topic 915 “Accounting and Reporting for Development Stage Enterprises.”   Under FASB Topic 915, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Revenue Recognition.  The Company generates its revenue from licensing its Internet software and website services.  Our products and services allow members to create and operate on their individual website a store that currently can offer almost two million name brand products.  These items range from books, digital cameras, kitchen and bath items and office supplies. This retail storefront environment offers easy to use, fully customizable E-commerce services, and revenue solutions for any third party website large or small, and hosts local ads, providing extensive reach for our proprietary advertising partner network platform.

Going Concern. The Company’s financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Due to the losses we have incurred and our current limited financial resources, our independent registered public accounting firm has noted in its report on our financial statements that these conditions raise substantial doubt as to our ability to continue as a going concern.  Our financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result from the outcome of this uncertainty.

Certain other accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to the financial statements included in this registration statement.

Recently Issued Accounting Standards

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to stockholders that allows them to elect to receive cash or stock with a limit    on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Beyond Commerce License Agreement

On October 21, 2009, KaChing Nevada entered into Master License Agreement (“Master License Agreement”) with Beyond Commerce, Inc. (“BYOC”) pursuant to which we retained BYOC to provide certain back-end and order processing services that we provide to our Web Store Owners on the KaChing website.  Pursuant to the Master License Agreement, we are required to pay to BYOC five percent (5%) of the aggregate gross sales from all Web Stores during the prior month in which BYOC provided such back-end and order processing services. Commencing with the first anniversary of the Master License Agreement, the percentage of the aggregate gross sales payable to BYOC will be increased to seven percent (7%).  We recently hired a number of BYOC’s employees who were providing services to us under the Master Agreement.  Because we are incurring some expenses that BYOC would otherwise have to bear, have agreed with BYOC to temporarily suspend the payment of the foregoing fees.  The Master License Agreement has a term of five years. See, “Description of Business—Order Fulfillment” and “Description of Business—Customer Service.”

As of the date of this prospectus, BYOC owns approximately 20.7% of our issued and outstanding common stock.  In addition, our Chief Executive Officer, Robert McNulty, also serves as the Chief Executive Officer and a director of BYOC.  Similarly, our Chief Financial Officer, Mark Noffke also serves as the Chief Financial Officer of BYOC.

Harborview Note

On April 23, 2009, we issued an Original Issue Discount Convertible Note (“Harborview Note”) in the original note amount of $168,000 payable to Harborview Master Fund, L.P. (“Harborview”).  At the time of the issuance, Harborview was a principal stockholder of this company.  The Harborview Note plus any accrued but unpaid interest was due and payable on March 26, 2010.  In addition, from September 29, 2006 through April 1, 2010, Harborview made advances to us in the aggregate amount of $45,375. These advances bore no interest and were payable on demand. In connection with the Private Placement, Harborview converted the balance due under the Harborview Note and the advances, into Notes in the original principal amount of $213,375.  In addition, Harborview purchased $500,000 of Notes and Warrants to purchase 1,666,667 shares of our common stock.

Private Placement Guarantees

In connection with the Private Placement, each of Beyond Commerce, Inc., Linlithgow Holdings, LLC, Robert McNulty (our CEO), Mark Noffke (our CFO) and Big Rose LLC executed guarantees (collectively, “Guarantees”) in favor of the purchasers of the Notes pursuant to which each of them guaranteed all of our obligations under the Notes and the other transaction documents related to the Private Placement; provided, however, that recourse under the Guarantees is limited to the guarantors’ equity holdings in the Company. Furthermore, in connection with these Guarantees, each of the guarantors executed pledge agreements in favor of the purchasers in the Private Placement, pursuant to which such persons pledged their interests in the Company as security for the foregoing Guarantees.

Mr. Rhett J. McNulty, the son of Robert J. McNulty, our President, CEO and Chairman of the Board, is the managing partner of Linlithgow Holdings, LLC.  Linlithgow Holdings, LLC, which is a family trust of the McNulty family, currently owns approximately 19.9% of the outstanding shares of the Company. Robert McNulty, our Chief Executive Officer, has no voting control over the holdings of Linlithgow Holdings LLC and disclaims beneficial ownership of the shares owned by Linlithgow Holdings LLC.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Effective June 7, 2010, shares of our common stock have been quoted on the OTC Bulletin Board under the symbol “KCKC”.  Prior thereto, our common stock was listed on the OTC Bulletin Board over-the-counter market under the symbol “DKMZ.” To our knowledge, there was limited or no trading in our common stock prior to the Merger on April 22, 2010.  In addition, since the Merger on April 22, 2010, shares have only traded on three days, and the total volume of all shares traded since the Merger is only 3,300 shares.  Accordingly, the stock prices for these trades may not be indicative of the value of our shares of stock.  According to Nasdaq, the high and the low closing price for our shares during the past year is $15.00 and $0.01, respectively.

Although no shares were traded on July 16, 2010, the “last sale” price of our common stock as listed by Nasdaq on July 16, 2010 was $0.7089 per share.

Holders of Record

As of the date of this prospectus, we had 140 stockholders of record, not including any persons who hold their stock in “street name.”

Dividends

We anticipate that all future earnings will be retained to finance future growth.  The payment of dividends, if any, in the future to the Company’s common stockholders is within the discretion of the Board of Directors of the Company and will depend upon the Company’s earnings, its capital requirements and financial condition and other relevant factors.  The Company has not paid a dividend on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company’s business operations.

Securities Authorized For Issuance Under Equity Compensation Plans

Our stockholders approved the adoption of our 2009 Equity Incentive Plan (“Equity Plan”) on April 13, 2009.  We are authorized to issue up to 3,500,000 shares of our common stock in connection with awards granted under the Equity Plan.  No awards were granted under the Equity Plan as of December 31, 2009. In April 2010, we granted a five-year incentive option to purchase 700,000 shares of common stock at an exercise price of $0.30 per share to Robert McNulty in accordance with McNulty Employment Agreement.  These options have been exercised in full. In April 2010, we granted a five-year incentive option to purchase 433,333 shares of common stock at an exercise price of $0.30 per share to Mark Noffke in accordance with Noffke Employment Agreement.  These options have been exercised in full.

The table below contains information regarding our equity compensation plans as of December 31, 2009.  As of June 30, 2010, there were 2,366,667 shares of our common stock reserved for issuance pursuant to awards granted under our Equity Plan.  As of the same date, there were no awards outstanding under the Equity Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders 2009 Equity Incentive Plan	--	--	3,500,000
Equity compensation plans not approved by security holders	--	--	--

Total	--		3,500,000

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Directors’ and Officers’ Liability Insurance

We currently maintain directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses, which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share.  As of June 30, 2010, there were 51,107,380 shares of our common stock, and no shares of our preferred stock, issued and outstanding.

Common Stock

Each stockholder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have 25,000,000 shares of preferred stock, par value $0.0001 per share, authorized. No shares of preferred stock are issued or outstanding. Our Board of Directors is authorized to determine the number of series into which the preferred stock may be divided, to determine the designations, powers, preferences, voting and other rights of each series.

Notes

On April 23, 2010, in connection with the Private Placement, we issued secured convertible notes in the aggregate principal amount of $1,255,875 (“Notes”).  These Notes are due on October 23, 2011, and are convertible, in whole or part, at each holder’s option into shares of our common stock at an initial conversion price of $0.30 per share.  We may prepay all of the Notes (but not less than all of the Notes) upon at least 20 days (but no more than 30 days) prior written notice.  The conversion price of the Notes is subject to adjustment if, at any time while the Notes are outstanding, we sell or grant any option or other right to purchase, or otherwise issue shares of common stock, at a price per share (or having an exercise price) that is lower than the then-current conversion price.  In the event of such a lower price issuance, the conversion price of the Notes will be reduced to such lower price.  We are prohibited from effecting the conversion of the Notes to the extent that as a result of such conversion the holder of the Notes would beneficially own more than 4.99% in the aggregate of our issued and outstanding common stock immediately after giving effect to the issuance of shares of our common stock upon conversion.  The Notes provide for interest on the aggregate unconverted and then outstanding principal amount at a rate of 10% interest per annum, payable quarterly in cash or common stock, at our option. If interest is paid in common stock, however, the shares shall be valued at the lower of (i) the conversion price then in effect or (ii) 90% of the average closing bid price for the 10-day period prior to the interest payment date.  The Notes represent senior indebtedness of the Company and the holders of the Notes have a security interest in all of our assets.

Warrants

On April 23, 2010, in connection with the Private Placement and issuance of Notes, we issued warrants (the “Warrants”) to purchase an aggregate of 3,333,334 shares of our common stock to the purchasers of the Notes.  The Warrants entitle the holders to purchase shares of our common stock at an exercise price of $0.30 per share (subject to adjustment) and will expire in on April 22, 2010.  Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder. The exercise price of the Warrants is subject to adjustment if, at any time while the Warrants are outstanding, we sell or grant any option or other right to purchase, or otherwise issue shares of common stock, at a price per share lower than the then-current exercise price In that event, the exercise price would be reduced to such lower price.  If the shares of common stock underlying the Warrants are not registered by October 23, 2010, then the Warrants are exercisable on a cashless basis. We are prohibited from effecting the exercise of the Warrants to the extent that as a result of such exercise the holder of the Warrants would beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock immediately after giving effect to the issuance of shares of our common stock upon exercise.

Registration Rights

On April 23, 2010, in connection with the Private Placement, we entered into a Registration Rights Agreement with the purchasers of the Notes and the Warrants, pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. Specifically, we agreed to file a registration statement (of which this prospectus forms a part) with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock underlying the Notes and Warrants on or before the 90th day following the closing of the Private Placement and to cause such registration statement to be declared effective by the SEC on or before the 180th day following the closing of the Private Placement. If, among other things, the registration statement is not filed on or before the 90th day following the closing of the Private Placement, or the registration statement is not declared effective on or before the 180th day following the closing of the Private Placement, then we are subject to liquidated damage payments to the holders of the Notes and Warrants in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency. Pursuant to the Registration Rights Agreement, we must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold or two years from the date of closing the Private Placement (i.e., April 23, 2012).  In addition to the foregoing, we have agreed to register 3,829,428 shares of common stock at the same time that we register the shares of common stock underlying the Notes and the Warrants as described above.  All of the foregoing shares of common stock are included in this prospectus.

Lockup Agreements

On April 23, 2010, in connection with the Private Placement, each of our executive officers, directors and beneficial holders of more than 10% of our common stock (other than Big Rose, LLC) entered into a lock-up agreement (“Lock-Up Agreement”) pursuant to which they agreed not to sell or otherwise transfer any of their shares of common stock until April 23, 2011, subject to certain limited exemptions.  None of the shares of common stock registered under the registration statement of which this prospectus is a part are subject to the Lock-Up Agreement.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholders to offer and resell up to an aggregate of 11,349,012 shares of our common stock at such times and at such places as they choose.  In this section of the prospectus, the term “selling stockholders” includes the partners, pledgees, donees, transferees or other successors-in-interest of the selling stockholders, which may sell shares received after the date of this prospectus from the selling stockholder as a pledge, gift, partnership or similar distribution or other non-sale related transfer. To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of each selling stockholder.

The distribution of the common stock by a selling stockholder may be effected from time to time in one or more transactions.  Any shares of common stock may be offered for sale, from time to time, by a selling stockholder at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We are required to pay certain fees and expenses incurred by us incidental to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We have agreed to keep this prospectus effective until the earlier of (i) the date when all shares of common stock registered hereunder have been sold, and (ii) 24 months following the closing of the Private Placement.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, each selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholders. We shall use our reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by the law firm of TroyGould PC, Los Angeles, California.

EXPERTS

The consolidated financial statements included in this registration statement have been audited by Beckstead and Watts, LLP, an independent registered public accounting firm, as stated in their report appearing herein.  Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Prior to the April 22, 2010 Merger, Li & Company, PC was the auditor for Duke Mining Company, Inc.  The financial statements of KaChing Nevada for the periods before the April 22, 2010 Merger, were audited by Beckstead and Watts, LLP and are included in this Prospectus.  Following the Merger, our Board of Directors decided to engage LJ Soldinger Associates, LLC as the company’s new independent registered public accounting firm.  Li & Company, PC was still formally engaged as this company’s public accounting firm after the Merger.  Accordingly, on May 13, 2010, we dismissed Li & Company, PC as this company’s independent registered public accounting firm and engaged LJ Soldinger Associates, LLC as the company’s independent registered public accounting firm (Beckstead and Watts, LLP, the accountants for KaChing Nevada before the Merger also were dismissed).  The decision to dismiss Li & Company, PC and to engage LJ Soldinger Associates, LLC was approved by our board of directors.  LJ Soldinger Associates, LLC is the independent registered public accounting firm for Beyond Commerce, Inc., an affiliate of this company.

During the fiscal year ended November 30, 2009 and 2008 (which was the end of our fiscal year until our Board approved December 31 as the end of our fiscal year), and the subsequent interim periods through the date of LJ Soldinger Associates, LLC’s engagement, neither the Company, nor anyone on its behalf, consulted LJ Soldinger Associates, LLC regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by LJ Soldinger Associates, LLC that it concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

The report of the independent registered public accounting firm Li & Company, PC regarding the Company’s financial statements for the years ended November 30, 2009 and 2008, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report.

During the years ended November 30, 2009 and 2008, and during the interim period from the end of the most recently completed fiscal year through May 13, 2010, the date of dismissal, the Company did not have any disagreements with Li & Company, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, PC, would have caused Li & Company, PC to make reference to such disagreement in its reports.

The Company previously disclosed the foregoing in a Current Report on Form 8-K/A filed with the SEC on May 13, 2010.  Prior to filing the May 13, 2010 Form 8-K/A, we provided Li & Company, PC with a copy of such disclosure and requested that Li & Company, PC furnish us with a letter addressed to the SEC stating whether Li & Company, PC agrees with foregoing disclosure insofar as they relate to Li & Company, PC.  Li & Company, PC furnished such a letter confirming its agreement with the disclosure above, a copy of which was attached to the Form 8-K/A.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation, as amended, provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by Section 145 of the DGCL, as amended from time to time.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the DGCL, our Certificate of Incorporation and Bylaws, as amended, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act, as amended, covering the sale by the selling stockholders of the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and shares of our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.  Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission.  The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.

KaChing KaChing, Inc.
Index to Financial Statements

For the three month period ended March 31, 2010 & March 31, 2009 and the inception period (September 17, 2009) through March 31, 2010
Balance Sheet March 31, 2010 (Unaudited)	F-2
Statement of Operations for the three month period ended March 31, 2010 and March 31, 2009 & Inception (September 17, 2009) through March 31, 2010 (Unaudited)	F-3
Statement of Cash Flows for the three month period ended March 31, 2010 and March 31, 2009 & Inception (September 17, 2009) through March 31, 2010 (Unaudited)	F-4
Statement of Stockholders’ Equity for the three month period ended March 31, 2010 and March 31, 2009 & Inception (September 17, 2009) through March 31, 2010 (Unaudited)	F-5
Notes to Financial Statements (Unaudited)	F-6

For the three month period ended December 31, 2009 and the period inception (September 17, 2009) through December 31, 2009
Report of Independent Registered Public Accounting Firm	F-16
Balance Sheet December 31, 2009 (Audited)	F-17
Statement of Operations for the three month period ended December 31, 2009 & Inception (September 17, 2009) through December 31, 2009 (Audited)	F-18
Statement of Cash Flows for the three month period ended December 31, 2009 & Inception (September 17, 2009) through December 31, 2009 (Audited)	F-19
Statements of Stockholders' Deficit for the three month period ended December 31, 2009 & Inception (September 17, 2009) through December 31, 2009 (Audited)	F-20
Notes to Financial Statements (Audited)	F-21

Pro Forma Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet and Earnings per Share	F-28
Pro Forma Condensed Balance Sheet Unaudited December 31, 2009	F-29
Pro Forma Assumptions - Unaudited	F-30
Pro Forma	F-31
Unaudited Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	F-32

KaChing KaChing, Inc.
(A Development Stage Company)
March 31, 2010
BALANCE SHEET

	Unaudited March 31, 2010	Unaudited December 31, 2009
ASSETS
Current assets :

Other current assets	$9,566	25,356
Total current assets	$9,566	$25,356

Total Property, Plant & Equipment, net	179,193	$173,630

Other assets	19,275	$11,136

Total assets	$208,034	210,122

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Checks issued in excess of available cash	$3,196	$8,476
Accounts Payable	113,134	75,134
Other current liabilities	257, 005	207,049
Accrued payroll	168,397	-
Total current liabilities	$541,732	$290,659

Stockholders’ Deficit :
Common stock, $0.001 par value, 75,000,000 shares authorized as of March 31, 2010 and 10,000,000 outstanding.	$10,000	$10,000
Additional paid in capital	98,496	90,775
Accumulated deficit	(442,194)	(181,312)
Total stockholders' deficit	$(333,698)	(80,537)

Total Liabilities and Stockholders' Deficit	$208,034	210,122

The accompanying notes are an integral part of these financial statements.

KaChing KaChing, Inc.
 (A Development Stage Company)
STATEMENT OF OPERATIONS
For the three month period ended March 31, 2010 and March 31, 2009 &
Inception (September 17, 2009) through March 31, 2010
Unaudited

	For the three month period ended March 31, 2010	For the three month period ended March 31, 2009	Period from inception (September 17, 2009) through March 31, 2010

Revenues	$177,243	$-	$421,026

Operating expenses
Cost of products sold	115,015	-	224,534
Selling general & administrative	291,420	-	578,331
Professional fees	17,416	-	40,666
Depreciation and amortization	14,274	-	19,689
Total costs and operating expenses	$438,125	$-	$863,220
Loss from operations before income taxes	(260,882)	-	(442,194)
Provision for income tax	-	-	-
Net loss	$(260,882)	$-	$(442,194)

Basic and diluted net loss per common share	$(0.012)	$-	$(0.021)
Weighted average shares of capital outstanding - basic	(0.026)	$-	(0.044)

The accompanying notes are an integral part of these financial statements.

KaChing KaChing, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the three month period ended March 31, 2010 and March 31, 2009 &
Inception (September 17, 2009) through March 31, 2010
Unaudited

CASH FLOWS FROM OPERATING ACTIVITIES :	For the three month period ended March 31, 2010	For the three month period ended March 31, 2009	Period from inception (September 17, 2009) through March 31, 2010
Net loss	$(260,882)	$-	(442,194)

Adjustments to reconcile net (loss) to net cash provided by (used for) operating activities :

Depreciation, and amortization	14,274	-	19,689
Stock & stock options issued for professional fees	7,721	-	7,721

Changes in components of working capital :
(Increase) decrease in other current assets	7,651	-	(17,705)
Increase in other assets	-	-	(11,136)
Increase in accounts payable	38,627	-	113,761
Increase in other current liabilities	218,353	-	237,917
Net cash provided (used) by operating activities	$25,744	$-	(91,947)

CASH FLOWS FROM INVESTING ACTIVITIES:
Checks issued in excess of available cash	$(5,280)	-	$3,196
Capital Expenditures	(19,838)	-	(111,708)
Expense paid on behalf of Affiliate - net	(626)	-	186,859
Donated capital	-	-	13,600
Net cash provided (used) by investing activities:	$(25,744)	$-	$91,947

NET INCREASE IN CASH AND CASH EQUIVALENTS	$-	$-	$-
Cash and cash equivalents, beginning of period	-	-	-
Cash and cash equivalents, end of period	-	-	-
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-
The accompanying notes are an integral part of these financial

  KaChing KaChing, Inc.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ DEFICIT
For the three month period ended March 31, 2010 &
inception (September 17, 2009) through March 31, 2010
Unaudited

	Common Stock		Preferred Stock		Additional	Accumulated	Stockholders
	Shares	Par Value	Shares	Par Value	Paid in Capital	Deficit	Equity
Balance, September 17, 2009 (inception)	-	-	-	-	-	-	-
Net Loss						(6,124)	(6,124)
Balance, September 30, 2009	-	-	-	-	-	(6,124)	(6,124)

Shares issued to founders for services valued at $0.001 per share	10,000,000	10,000					10,000

Donated capital (non-cash)					90,775		90,775
Net loss						(175,188)	(175,188)
Balance, December 31, 2009	10,000,000	$10,000	$0	$-	$90,775	$(181,312)	$(80,537)
Warrants issued to founders for services valued at $0.001 per share					7,721		7,721
Net Loss						(260,882)	(260,882)
Balance , March 31, 2010	10,000,000	$10,000	$0	$-	$98,496	$(442,194)	$(333,698)

The accompanying notes are an integral part of these financial statements.

KACHING KACHING, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1.	Description of Business
● KaChing KaChing, Inc.  (“KaChing or the “Company”) is a Nevada Corporation organized September 17, 2009 and commenced operations at that time. KaChing KaChing, Inc.  recently launched its web site KaChingKaChing.com, KACHING KACHING is an e-commerce solution that provides individual Store Owners with the ability to create, manage and earn money from product sales generated from their individual online web stores. KACHING KACHING leverages social shopping trends by allowing customers to contribute reviews and ratings on each product sold in the store. These reviews are aggregated across KACHING KACHING storefronts.  Store Owners subscribe to a Monthly License and can sell products from their site and earn commissions.

    ● The Company currently maintains its corporate office in Henderson, Nevada.

2.	Summary of Significant Accounting Policies	● Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).
Use of Estimates
● The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

Cash and Cash Equivalents
● The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase. The Company’s cash management system is integrated within two separate banking institutions.

Fair Value of Financial Instruments
● Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Development Stage Enterprise
● The Company has been devoting most of its efforts to raising capital and developing a business plan and, consequently, meets the definition of a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards FASB Topic 915 “Accounting and Reporting for Development Stage Enterprises.”   Under FASB Topic 915, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Property, Website and Equipment; Depreciation and Amortization
● Property and computer equipment are stated at cost less accumulated depreciation.  Expenditures for maintenance and repairs are charged to income as incurred.  Additions, improvements and major replacements that extend the life of the asset are capitalized. The initial cost of the website has been capitalized. Once the site is considered operating, future costs to maintain the site will be expensed as incurred.   The cost and accumulated depreciation and amortization related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income in the period of disposal.

● The Company accounts for web site costs in accordance with FASB Topic 350 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and FASB Topic 350 “Accounting for Web Site Development Costs”.  As a result, costs associated with the web site application and infrastructure development stage are capitalized.  Amortization of costs commenced once the web site was ready for its intended use.

    ● For financial reporting purposes, depreciation and amortization is provided on the straight-line method over the estimated useful lives of depreciable assets.  Financial reporting provisions for depreciation and amortization are generally based on the following annual rates and estimated useful lives:

Type of Asset	Rates	Years

Computer and equipment	20% - 50%	2 – 5 years
Website Development Costs	20%	5 years
Leasehold improvements (or life of lease where applicable)	20% - 50%	2 – 5 years

Income Taxes
    ● The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

    ● Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

    ● A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

    ● The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition
    ● The Company generates its revenue from Store Licenses sold on its internet website. This allows members to access and present on their individual website the proprietary database I- supply that is presently stocked with close to two million name brand products. These items range from books, digital cameras, kitchen and bath items and office supplies. This retail storefront environment offers easy to use, fully customizable E-commerce services, and revenue solutions for any third party website large or small, and hosts local ads, providing extensive reach for our proprietary advertising partner network platform.

    ● All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Stock Based Compensation	● The Company accounts for stock based compensation in accordance with FASB Topic 718, “Share Based Payment”.

Concentration of Credit Risk
    ● Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions.  At various times during the year, the Company may exceed the federally insured limits.  To mitigate this risk, the Company places its cash deposits only with high credit quality institutions.  Management believes the risk of loss is minimal.  At December 31, 2009 the Company did not have any uninsured cash deposits.

Impairment of Long-lived Assets
    ● The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2010, the Company did not recognize an impairment charge.

Employee Benefits	● The Company currently plans to offers employees vacation benefits and a healthcare plan. There are 25 employees at March 31, 2010.

Recent Accounting Pronouncements
    ● On September 1, 2009, the Company adopted FASB Topic 820, Fair Value Measurements  (“SFAS 157”), for financial assets and financial liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

    ● In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-18 (ASU 2010-18),  Receivables (Topic 310): Effect of a Loan Modification When the Loan is Part of a Pool That Is Accounted for as a Single Asset-a consensus of the FASB Emerging Task Force.   The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early application is permitted.  The Company does not expect the provisions of ASU 2010-18 to have a material effect on the financial position, results of operations or cash flows of the Company.

    ● In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17),  Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.   The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

    ● In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13),  Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.   The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

    ● In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-12 (ASU 2010-12),  Income Taxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.   After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

    ● In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11),  Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.   The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

    ● In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-10 (ASU 2010-10),  Consolidation (Topic 810): Amendments for Certain Investment Funds.   The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for Interim periods within that first reporting period. Early application is not permitted.  The Company does not expect the provisions of ASU 2010-10 to have a material effect on the financial position, results of operations or cash flows of the Company.

    ● In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09),  Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.   This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

    ● In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08),  Technical Corrections to Various Topics.   This amendment eliminated inconsistencies and outdated provisions and provided the needed clarifications to various topics within Topic 815.  The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments.  The amendments to the guidance on accounting for income taxes in a reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required.  The clarifications of the guidance on the embedded derivates and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009, and should be applied to existing contracts (hybrid instruments) containing embedded derivative features at the date of adoption.  The Company does not expect the provisions of ASU 2010-08 to have a material effect on the financial position, results of operations or cash flows of the Company.

    ● In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06),  Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.   This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements.  This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

    ● In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-05 (ASU 2010-05),  Compensation – Stock Compensation (Topic 718).  This standard codifies EITF Topic D-110 Escrowed Share Arrangements and the Presumption of Compensation.

    ● In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04),  Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

    ● In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.   This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

    ● In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus    of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit    on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009,    and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

3.	Going Concern
    ● The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Because the business is new and has no history and relatively few sales, no certainty of continuation can be stated.

    ● Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

4.	Property, Web Site And Computer Equipment	● Property and equipment at March 31, 2010 and December 31, 2009 consisted of the following:

	2010	2009
Office and computer equipment	$87,175	$87,175
Web site and software	111.707	91,870
Total property, Web site and computer equipment	198,882	179,045
Less: accumulated depreciation and amortization	(19,689)	(5,415)
	$179,193	$173,630

Depreciation and amortization expense totaled $14,274 and $19,689 for the three month period end March 31, 2010 and from inception (September 17, 2009) period ending March 31, 2010

5.	Other Assets	● Other current assets consist of the following at March 31, 2010 and December 31, 2009.

	2010	2009
Credit Card receipts in transit	$9,566	$19,743
Employee Advances	-	5,613

TOTAL	$9,566	$25,356

● Other assets consist of the following at March 31, 2010 and December 31, 2009

	2010	2009
Credit Card processor retention	$19,275	$11,136

TOTAL	$19,275	$11,136

6.	Other Current Liabilities	● Other current liabilities consist of the following at March 31, 2010 and December 31, 2009.

	2010	2009
Licenses fees – Beyond Commerce, Inc.	$19,817	$12,292
Accrued commissions	25,329	7,272
Short term advance on purchase of stock *	25,000	-
Expenses paid on behalf of the Company – BeyondCommerce, Inc.	186,859	187,485
TOTAL	$257,005	$207,049

*In February 2010, the Company received $25,000 from an accredited investor as a short-term advance in a bridge transaction, subject to consummation of the merger between Duke Mining and Kaching (see Note 13).  The advance, upon successful completion of the merger, would be converted into 166,667 shares of Kaching Delaware common stock.

7.	Capital Stock Activity
    ● In 2009 the Board of Directors amended The Company’s Articles of Incorporation to allow for the issuance of two (2) classes of stock designated as Preferred Stock and Common Stock.

    ● On December 31, 2009 the Company had 10,000,000 outstanding shares of stock. During the three months ended December 31, 2009, the Company issued to Beyond Commerce, Inc, 10,000,000 shares of its $0.001 par value common stock for contributed tangible property valued at $0.001 per share. Prior to the merger with Duke Mining Company, Inc,, Beyond Commerce, Inc. transferred 4,900,000 shares to Linlithgow Holdings LLC, for technical services rendered.

    ● The Company’s Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share.

    Dividends
    ● The Company has never issued dividends.

   Warrants
    ● During the first part of 2010, the Company issued 10,438,280 warrants to purchase the Company Common stock at $0.001 per share to fifty-four individuals and or entities. This warrant was valued using the Black–Scholes method at $0.001 per share, resulting in a total value of $7,721 assuming a market price per share of $0.001, risk-free interest rate of 0.50% and 100% volatility index.

    Options
    ● The Company has never issued options.

8.	Advances by Affiliates
    ● The Company reduced its expenses paid on their behalf of Beyond Commerce, Inc. a related party by $626 during the quarter. The Company has a balance of  $186,859 that it has incurred since inception (September 17, 2009) through March 31, 2010. These expenses paid on behalf of Beyond Commerce, Inc. supplemented its working capital and is included in current liabilities.

9.	Commitments and Contingencies
   ● The Company subleases certain office space, under operating leases which generally require the Company to pay taxes, insurance and maintenance expenses related to the leased property.  The leases for office space have lease extension renewal options for an added two to three years at fair market rent values. The Company believes that in the normal course of business, leases will be renewed or replaced by other leases.  The Company incurred rental expense for the three month period ended March 31, 2010 and the period inception (September 17, 2009) through December 31, 2009 of $12,175 and $24,578 respectively. The Company entered into a sublease in October of 2009 with Beyond Commerce, Inc. a related party.

   ● In April 26, 2010, the Company entered into a one year lease for approximately 4,000 square feet in Henderson, Nevada which houses its corporate office. The monthly rental for this lease is approximately $6,500.

10.	Significant Customers and Suppliers
   ● The Company derives a significant portion of its revenue from e-commerce based suppliers. This is a very competitive market with many suppliers for the products the Company offers. The Company believes that it can replace any one product line with another supplier without any disruptions in activity.

11.	Segment Reporting
   ● The Company considers itself to be operating in one business segment, the internet sales, e-commerce business. This activity will represent essentially all of the significant revenue generated by the Company.

12.	Related Parties
   ● Mr. Rhett J. McNulty, the son of Robert J. McNulty Chairman of KaChing KaChing, Inc., is the managing partner of Linlithgow Holdings, LLC.   Linlithgow Holdings, LLC prior to the Merger owned 49% of  KaChing and is a family trust of the McNulty family.  Mr. McNulty, our Chief Executive Officer has no voting control over the holdings of  Linlithgow Holdings and disclaims beneficial ownership of the shares owned by Linlithgow Holdings.

   ● Beyond Commerce, Inc. prior to the Merger owned approximately 51% of KaChing, Mr McNulty, Mr Noffke and Mr White are currently officers of Beyond Commerce, Inc., and Mr Williams is also a director in Beyond Commerce, Inc.

13.	Subsequent Events
   ● On April 22, 2010, Duke Mining Company, Inc., a Delaware corporation (“Duke Delaware”) ,  entered into an Agreement and Plan of Merger (the “Reorganization Agreement”), with KaChing KaChing, Inc., a Nevada corporation  (“KaChing Nevada”), which provided that KaChing Nevada would merge with and into Duke Delaware (the “Merger”), with Duke Delaware being the surviving corporation and changing its name to “Kaching Kaching, Inc.” (“KaChing,” “we” or the “Company”).  The Merger was effective on April 22, 2010, when a certificate of merger was filed in the State of Delaware and an articles of merger was filed in the State of Nevada. In connection with the Merger, each share of KaChing Nevada’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 2.0794314 shares of Duke Delaware’s common stock (the “Exchange Ratio”), and each warrant to purchase KaChing Nevada’s common stock was converted on the same basis into a warrant to purchase KaChing’s common stock. An aggregate of 20,794,314 shares of Duke Delaware’s common stock were issued to the holders of KaChing’s common stock in connection with the Merger and an aggregate of 21,705,686 shares of Duke Delaware’s common stock were reserved for issuance under KaChing Nevada’s outstanding warrants. Immediately following consummation of the Merger, the holders of the former KaChing Nevada warrants exercised such warrants in full and were issued an aggregate of 21,705,686 shares of common stock of Duke Delaware. for contribution of services rendered  to the Company (the “Warrant Exercise”).

● Prior to the merger with Duke Mining Company, Inc., Beyond Commerce, Inc. transferred 4,900,000 shares of the 10,000,000 shares it owned to Linlithgow Holdings LLC, for technical services rendered.

   ● Following the effectiveness of the Merger, we entered into a Securities Purchase Agreement with certain purchasers thereunder pursuant to which we sold an aggregate of $1,255,875 of Convertible Promissory Notes (the “Notes”) and five-year warrants to purchase an aggregate of 3,333,333 shares of common stock at an initial exercise price of $0.30 per share (the “Investor Warrants”) in exchange for aggregate cash proceeds of $1,000,000 and the agreement of certain creditors of Duke Delaware agreeing to convert prior obligations of Duke Delaware into Notes (the “Private Placement”).

14.	Net Loss per Share of Common Stock
   ● The Company has adopted FASB Topic 260, "Earnings per Share," which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Basic net loss per common share is based upon the weighted average number of common shares outstanding during the period. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. However, shares associated with convertible debt, stock options and stock warrants are not included because the inclusion would be anti-dilutive (i.e. reduce the net loss per common share).  There were no anti-dilutive instruments.

   ● The total number of such stock option warrant shares and potential shares to be issued upon exercise of warrants of is excluded from the diluted net loss per common share presentation was 10,438,280 at March 31, 2010.

   ● The above amounts are not included in the computation of diluted earnings per share because the effect of these instruments would be anti-dilutive (i.e., reduce the loss per share) for the three month period end March 31, 2010 and from inception (September 17, 2009) period ending March 31, 2010.

   ● The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the three month period end March 31, 2010 and from inception (September 17, 2009) period ending March 31, 2010.

	For the three month period ended March 31, 2010	Period from inception (September 17, 2009) through March 31, 2010
Numerator - basic and diluted loss per share net loss	$(260,882)	$(442,194)
	-	-
Net loss available to common stockholders	$(260,882)	$(442,194)

Denominator – basic and diluted loss per share – weighted average common shares outstanding	10,000,000	10,000,000
Basic and diluted earnings per share	$(0.026)	$(0.044)

15.	SUPPLEMENTAL DISCLOSURES OF CASH FLOWS (not described elsewhere)
● The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95. The Company did not make any payments for interest or income tax for the three month period end March 31, 2010 and from inception (September 17, 2009) period ending March 31, 2010.

    During the three month period end March 31, 2010 and from inception (September 17, 2009) period ending March 31, 2010., approximately $7,721 of expense was recorded which was paid for by issuing warrants.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of KaChing KaChing, Inc.

We have audited the accompanying balance sheet of KaChing KaChing, Inc.  as of December 31, 2009, and the related statement of operations, stockholders’ equity, and cash flows for the period from inception (September 17, 2009) through December 31, 2009. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KaChing KaChing, Inc.  as of December 31, 2009, and the results of its operations and its cash flows for the period from inception (September 17, 2009) through December 31, 2009  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company is in the development stage, and is dependent on raising capital to fund operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

Henderson, NV
March 15, 2010

KaChing KaChing, Inc.
(A Development Stage Company)
December 31, 2009
BALANCE SHEET

December 31, 2009
ASSETS	Audited
Current assets :
Other current assets	$25,356
Total current assets	$25,356

Total Property, Plant & Equipment, net	173,630

Other assets	11,136

Total assets	$210,122

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Checks issued in excess of available cash	$8,476

Accounts Payable	75,134
Other current liabilities	207,049
Deferred revenue	-
Total current liabilities	$290,659

Stockholders’ Deficit :
Common stock, $0.001 par value, 75,000,000 shares authorized as of December 31, 2009 and 10,000,000 outstanding.	$10,000
Additional paid in capital	90,775
Accumulated deficit	(181,312)
Total stockholders' deficit	$(80,537)

Total Liabilities and Stockholders' Deficit	$210,122

The accompanying notes are an integral part of these financial statements.

KaChing KaChing, Inc.
 (A Development Stage Company)
STATEMENT OF OPERATIONS
For the three month period ended December 31, 2009 &
inception (September 17, 2009) through December 31, 2009

	For the three month period ended December 31, 2009	Period from inception (September 17, 2009) through December 31, 2009

Revenues	$243,783	$243,783

Cost of Goods Sold	109,519	109,519
Gross Profit	$134,264	$134,264

Operating expenses
Selling general & administrative	291,202	292,326
Professional fees	18,250	23,250
Total costs and operating expenses	$309,452	$315,576

Loss from operations before income taxes	(175,188)	$(181,312)
Provision for income tax	-	-
Net loss	$(175,188)	$(181,312)

Basic and diluted net loss per common share	$(0.02)	$(0.02)
Weighted average shares of capital outstanding - basic	(0.02)	(0.02)

The accompanying notes are an integral part of these financial statements.

KaChing KaChing, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the three month period ended December 31, 2009 &
inception (September 17, 2009) through December 31, 2009
Audited

CASH FLOWS FROM OPERATING ACTIVITIES :	For the three month period ended December 31, 2009	Period from inception (September 17, 2009) through December 31, 2009
Net loss	$(175,188)	(181,312)
Adjustments to reconcile net (loss) to net
Cash provided by (used for) operating activities :
Depreciation, and amortization	5,415	5,415

Changes in components of working capital :
Increase (decrease) in deferred revenue	(43,690)	-
(Increase) decrease in other current assets	3,502	(25,356)
Increase in accounts payable	75,134	75,134
Increase in other current liabilities	1,597	19,564
Increase in other assets	(10,024)	(11,136)
Net cash provided (used) by operating activities	$(143,254)	(117,691)

CASH FLOWS FROM INVESTING ACTIVITIES:
Checks issued in excess of available cash	$8,476	$8,476
Capital Expenditures	(91,870)	(91,870)
Expense paid on behalf of Affiliate - net	184,672	187,485
Donated capital	13,600	13,600
Net cash provided by investing activities:	$114,878	$117,691

NET INCREASE IN CASH AND CASH EQUIVALENTS	$28,376	$-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	28,376	-
Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial

KaChing KaChing, Inc.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ DEFICIT
For the three month period ended December 31, 2009 &
inception (September 17, 2009) through December 31, 2009
Audited

	Common Stock		Preferred Stock		Additional	Accumulated	Stockholders
	Shares	Par Value	Shares		Paid in Capital	Deficit	Equity
Balance, September 17, 200 (inception)	-	-	-	-	-	-	-
Net Loss						(6,124)	(6,124)
Balance, September 30, 2009	-	-	-	-	-	(6,124)	(6,124)

Shares issued to founders for services valued at $0.001 per share	10,000,000	10,000					10,000

Donated capital (non-cash)					90,775		90,775
Net loss						(175,188)	(175,188)
Balance, December 31, 2009	10,000,000	10,000	$0	$-	$90,775	$(181,312)	$(80,537)

The accompanying notes are an integral part of these financial statements.

KACHING KACHING, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

1.	Description of Business	●
 KaChing KaChing, Inc.  (“KaChing or the “Company”) is a Nevada Corporation organized September 17, 2009 and commenced operations at that time. KaChing KaChing, Inc.  recently launched its web site KaChingKaChing.com, KACHING KACHING is an e-commerce solution that provides individual Store Owners with the ability to create, manage and earn money from product sales generated from their individual online web stores. KACHING KACHING leverages social shopping trends by allowing customers to contribute reviews and ratings on each product sold in the store. These reviews are aggregated across KACHING KACHING storefronts.  Store Owners subscribe to a Monthly License and can sell products from their site and earn commissions.

		●	The Company currently maintains its corporate office in Henderson, Nevada.

2.	Summary of Significant Accounting Policies	●	Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

	Use of Estimates	●
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

	Cash and Cash Equivalents	●
The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase. The Company’s cash management system is integrated within two separate banking institutions.

	Fair Value of Financial Instruments	●
Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

	Development Stage Enterprise	●
The Company has been devoting most of its efforts to raising capital and developing a business plan and, consequently, meets the definition of a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards FASB Topic 915 “Accounting and Reporting for Development Stage Enterprises.”   Under FASB Topic 915, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Property, Website and Equipment; Depreciation and Amortization	●
Property and computer equipment are stated at cost less accumulated depreciation.  Expenditures for maintenance and repairs are charged to income as incurred.  Additions, improvements and major replacements that extend the life of the asset are capitalized. The initial cost of the website has been capitalized. Once the site is considered operating, future costs to maintain the site will be expensed as incurred.   The cost and accumulated depreciation and amortization related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income in the period of disposal.

●
The Company accounts for web site costs in accordance with FASB Topic 350 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and FASB Topic 350 “Accounting for Web Site Development Costs”.  As a result, costs associated with the web site application and infrastructure development stage are capitalized.  Amortization of costs commenced once the web site was ready for its intended use.

●
For financial reporting purposes, depreciation and amortization is provided on the straight-line method over the estimated useful lives of depreciable assets.  Financial reporting provisions for depreciation and amortization are generally based on the following annual rates and estimated useful lives:

Type of Asset	Rates	Years

Computer and equipment	20% - 50%	2 – 5 years
Website Development Costs	20%	5 years
Leasehold improvements (or life of lease where applicable)	20% - 50%	2 – 5 years

Income Taxes	●	The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

●
Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

	●	A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

	●	The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition	●
The Company generates its revenue from Store Licenses sold on its internet website. This allows members to access and present on their individual website the proprietary database I- supply that is presently stocked with close to two million name brand products. These items range from books, digital cameras, kitchen and bath items and office supplies. This retail storefront environment offers easy to use, fully customizable E-commerce services, and revenue solutions for any third party website large or small, and hosts local ads, providing extensive reach for our proprietary advertising partner network platform.

●
All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Stock Based Compensation	●	The Company accounts for stock based compensation in accordance with FASB Topic 718, “Share Based Payment”.

Concentration of Credit Risk	●
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions.  At various times during the year, the Company may exceed the federally insured limits.  To mitigate this risk, the Company places its cash deposits only with high credit quality institutions.  Management believes the risk of loss is minimal.  At December 31, 2009 the Company did not have any uninsured cash deposits.

Impairment of Long-lived Assets	●
The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2009, the Company did not recognize an impairment charge.

Employee Benefits	●	The Company currently plans to offers employees vacation benefits and a healthcare plan. There are 25 employees at December 31, 2009.

Recent Accounting Pronouncements	●
 On September 1, 2009, the Company adopted FASB Topic 820, Fair Value Measurements (“SFAS 157”), for financial assets and financial liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

3.	Going Concern	●
The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Because the business is new and has no history and relatively few sales, no certainty of continuation can be stated.

●
Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

4.	Property, Web Site And Computer Equipment	●	Property and equipment at December 31, 2009 consisted of the following:

2009
Office and computer equipment	$87,175
Web site and software	91,870
Total property, Web site and computer equipment	179,045
Less: accumulated depreciation and amortization	(5,415)
$173,630

Depreciation and amortization expense totaled $5,415 at December 31, 2009.

5.	Other Assets	●	Other current assets consist of the following at December 31, 2009.

2009
Credit Card receipts in transit	$19,743
Employee Advances	5,613

TOTAL	$25,356

●	Other assets consist of the following at December 31, 2009.

2009
Credit Card processor retention	$11,136

TOTAL	$11,136

6.	Other Current Liabilities	●	Other current liabilities consist of the following at December 31, 2009.

2009
Licenses fees – Beyond Commerce, Inc.	$12,292
Accrued commissions	7,272
Expenses paid on behalf of the Company – BeyondCommerce, Inc.	187,485
TOTAL	$207,049

7.	Capital Stock Activity	●	In 2009 the Board of Directors amended The Company’s Articles of Incorporation to allow for the issuance of two (2) classes of stock designated as Preferred Stock and Common Stock.

●
On December 31, 2009 the Company had 10,000,000 outstanding shares of stock. During the three months ended December 31, 2009, the Company issued to Beyond Commerce, Inc, and Linlithgow Holdings LLC 5,100,000 and 4,900,000 shares of its $0.001 par value common stock for services valued at $0.001 per share, respectively.

		●	The Company’s Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share.

Dividends

		●	The Company has never issued dividends.

Warrants

		●	The Company did not issue any warrants during the quarter.

Options

		●	The Company has never issued options.

8.	Income Taxes	●	A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

2009

Statutory U.S. federal rate	34.00%
Permanent differences	.00%
Timing differences	00%
Valuation allowance	(34.00)%

Provision for income tax expense(benefit)	0.0%

●	The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

2009
Deferred tax assets:
Net operating loss carry forwards	$61,646

Gross deferred tax assets	61,646

Valuation allowance	(61,646)

$0

                                                                      At December 31, 2009, a valuation allowance for $61,646 has been set up for this deferred asset.

9.	Advances by Affiliates	●	The Company had expenses paid on their behalf of Beyond Commerce, Inc. a related party of $187,485 during the quarter to supplement its working capital included in current liabilities.

10.	Commitments and Contingencies	●
The Company subleases certain office space, under operating leases which generally require the Company to pay taxes, insurance and maintenance expenses related to the leased property.  The leases for office space have lease extension renewal options for an added two to three years at fair market rent values. The Company believes that in the normal course of business, leases will be renewed or replaced by other leases.  The Company incurred rental expense for the three month period ended December 31, 2009 of $24,578. The Company entered into a sublease in October of 2009 with Beyond Commerce, Inc. a related party.

11.	Significant Customers and Suppliers	●
The Company derives a significant portion of its revenue from e-commerce based suppliers. This is a very competitive market with many suppliers for the products the Company offers. The Company believes that it can replace any one product line with another supplier without any disruptions in activity.

12.	Segment Reporting	●
The Company considers itself to be operating in one business segment, the internet sales, e-commerce business. This activity will represent essentially all of the significant revenue generated by the Company.

13.	Related Parties	●
Mr. Rhett J. McNulty, the son of Robert J. McNulty Chairman of KaChing KaChing, Inc., is the managing partner of Linlithgow Holdings, LLC.  Linlithgow Holdings, LLC currently owns 49% of this Company and is a family trust of the McNulty family.  Mr. McNulty, our Chief Executive Officer has no voting control over the holdings of  Linlithgow Holdings and disclaims beneficial ownership of the shares owned by Linlithgow Holdings.

●
Beyond Commerce, Inc. currently owns approximately 51% of this Company, Mr McNulty, Mr Noffke and Mr White are currently officers of Beyond Commerce, Inc., and Mr Williams is also a director in Beyond Commerce, Inc.

14.	Subsequent Events	●	On February 19, 2010, the Company issued 10,438,280 warrants to purchase the Company Common stock at $0.001 per share to fifty-four individuals and or entities.

15.	Net Loss per Share of Common Stock	●
The Company has adopted FASB Topic 260, "Earnings per Share," which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Basic net loss per common share is based upon the weighted average number of common shares outstanding during the period. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. However, shares associated with convertible debt, stock options and stock warrants are not included because the inclusion would be anti-dilutive (i.e. reduce the net loss per common share).  There were no anti-dilutive instruments

2009
Numerator - basic and diluted loss per share net loss	$(181,312)
----
Net loss available to common stockholders	$(181,312)

Denominator – basic and diluted loss per share – weighted average common shares outstanding	10,000,000
Basic and diluted earnings per share	$(0.02)

KaChing KaChing, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet and Earnings per Share

The following unaudited pro forma condensed consolidated balance sheet is based on the historical balance sheets of  Duke Mining Company, Inc.  (“Duke”) and KaChing KaChing, Inc. (“KaChing”) as of February 28, 2009  and December 31, 2009, respectively.

The two entities merged on April 22, 2010 with Duke being the legal acquirer. However, since Duke was a public shell company, which had nominal activity, the merger has been treated as a recapitalization of KaChing and an acquisition of the assets and liabilities of Duke by KaChing. Though Duke was the legal acquirer in the merger, KaChing was the accounting acquirer since its shareholders ended up with the majority ownership of Duke Mining Company, Inc.  Therefore at the date of the merger the historical financial statements of KaChing become those of Duke. Since the historical financial statements of KaChing supersede any prior financial statements of Duke and are presented elsewhere in this Form 8K there is no specific pro forma statement of operations presented, only a pro forma earnings per share for Duke based on the new capital structure.

Prior to the merger, Duke Mining Company, Inc. has an authorized capitalization consisting of 500,000,000 shares of Duke Common Stock, of which, 7,500,000 shares of Common Stock were currently issued and outstanding as of April 22, 2010;

On April 22, 2010, Duke Mining Company, Inc., a Delaware corporation (“we” or the “Company”) entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), with KaChing KaChing, Inc. (KaChing) On the effective date of the reverse merger and taking into account the effect of the convertible note offering, shareholders of Duke will own 15% of the shares of the post financed corporation.

Concurrently with the effectiveness of the merger, we received $1,000,000 from a private offering of Convertible Promissory Notes (the “Notes”) to accredited investors, which offering closed upon the completion of the merger (the “Private Placement”).  The Notes bear interest at 10% per annum, payable quarterly and on conversion, and are due eighteen (18) months after issuance.  Simultaneously with the merger, $255,875 of the obligations of Duke Delaware were converted into Notes.  These Notes are convertible into fully paid and non-assessable shares of Common Stock of the Company at an initial conversion price of $0.30 per share.  Interest is payable at the option of the Company in cash or shares of Common Stock. If interest is paid in Common Stock, it will be paid a price per share equal to 90% of the average VWAP for the three trading days prior to the date the interest was payable.

The Company also issued to the cash purchasers of the Notes, warrants to purchase an aggregate of 3,333,333 shares of Common Stock at an exercise price of $0.30 per share, exercisable for a period of five (5) years after the date of issuance. Prior to the merger, KaChing KaChing, Inc. has an authorized capitalization consisting of 75,000,000 shares of common stock, $.001 par value (“KaChing KaChing, Inc. Common Stock”), of which 10,000,000 shares shall be issued and outstanding as of the date of the closing of the Merger, and upon closing of the merger these shares will be exchanged for 20,794,314 shares of DUKE Common Stock. KaChing KaChing, Inc. also has 10,438,281 warrants outstanding convertible at $0.001 per share, which will be exchanged for 21,705,686 shares of Duke Common Stock.

In the Reorganization Agreement, concurrent with the closing of the transaction, (a) all current officers of the Registrant resigned from their positions with the Registrant, and (b) KaChing KaChing, Inc. officers were appointed by the existing members of the Board of Directors of the Registrant (“Existing Members”), and (c) the Existing Members elected KaChing KaChing, Inc. current board of directors plus one other individual to the Board of the Registrant (the “KaChing Directors”).

 KaChing KaChing, Inc.’s unaudited pro forma statement of condensed consolidated earnings per share give effect to the recapitalization of Duke Mining Company, Inc. as if it had occurred on September 17, 2009 (date of Inception) and the unaudited pro forma condensed consolidated balance sheet gives effect to the reverse merger as if it had occurred on December 31, 2009. The unaudited pro forma statement of condensed consolidated operations is in effect the historical statements of operations of KaChing KaChing, Inc.The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 and earnings per share information from inception (September 17, 2009) through the period ending December 31, 2009  are presented for illustrative purposes only and are not necessarily indicative of the financial position that would have been achieved, nor are they necessarily indicative of the future operating results. These unaudited pro forma balance sheet and earnings per share numbers should be read in conjunction with KaChing KaChing, Inc. historical financial statements (and related notes thereto) included elsewhere in this Form 8-K and Duke Mining Company, Inc. historical financial statements (and related notes thereto). Duke Mining Company, Inc. historical financial statements (and related notes thereto) can be found in the Duke Mining Company, Inc. Annual Report on Form 10-K/A for period ending November 30, 2009 filed with the SEC on March 8, 2010, Duke Mining Company, Inc. Quarterly Report on Form 10-Q for period ending February 28, 2010 filed with the SEC on April 10, 2010 and the Duke Mining Company, Inc. SB-2 as amended, filed on June 20, 2006. A copy of the Form  10K/A, as well as other documents filed by Duke Mining Company, Inc. with the Securities and Exchange Commissions, are available to the public.

KaChing KaChing, Inc.
Pro Forma Condensed Balance Sheet Unaudited
December 31, 2009

					KaChing			KaChing
	KaChing	Duke Mining		Proforma	Proforma		Proforma	Proforma
	Audited	Unaudited		Adjustments	Merger		Adjustments	Offering
	2009	2010		2009	2009		2009	2009
	December 31,	February 28,		December 31,	December 31,		December 31,	December 31,
ASSETS
Current assets :
Cash	$-	$2,563	2c	$(100,000)	$(105,913)	3a	$1,000,000	$894,087
			1b	$(8,476)

Prepaid Commisions	-	-		-	-		-	-
Mining Investments, at cost	-	-		-	-		-	-
Other current assets	25,356	26,235		-	51,591	3c	2,515	54,106
Total current assets	$25,356	$28,798		$(108,476)	$(54,322)		$1,002,515	$948,193

Property, website and computer equipment	$179,045	$-		$-	$179,045		$-	$179,045
Less: Accumulated depreciation and amortization	5,415	-		-	5,415		-	5,415
Property, plant and equipment - net	$173,630	$-		$-	$173,630		$-	$173,630

Other	11,136	-		-	11,136		-	11,136
Total assets	$210,122	$28,798		$(108,476)	$130,444		$1,002,515	$1,132,959

LIABILITIES AND STOCKHOLDER EQUITY
Current liabilities :
Accounts Payable	$75,134	$-		$-	$75,134		$-	$75,134
Accrued expenses	7,272	53,006		-	60,278	3c	(31,567)	28,711
Convertible notes Payable shareholders, net of $7,518 Original Discount	-	160,482		-	160,482		(160,482)	-
Advances payables, related parties	199,777	63,826		-	263,603		(63,826)	199,777
Current portion of deferred revenue	-	13,116		-	13,116		-	13,116
Checks issued in excess of cash	8,476	-	1b	(8,476)	-		-	-
Total current liabilities	$290,659	$290,430		$(8,476)	$572,613		$(255,875)	$316,738

Non-current Liabilities :
Bridge loan	-	-		-	-	3a,b&c	1,248,478	1,248,478
Deferred revenue	-	7,938		-	7,938		-	7,938
Commitments and contingencies	-	-		-	-		-	-
Total liabilities	$290,659	$298,368		$(8,476)	$580,551		$992,603	$1,573,154
Stockholder Equity :
Common stock, $0.0001 par value, 500,000,000 shares
authorized, 9,700,000 issued and outstanding	10,000	970	2a	(220)	5,000			5,000
			2b	(5,750)				-
Preferred stock, $0.0001 par value, 75,000,000 shares								-
authorized, issued and outstanding	-	-		-	-			-
Additional paid in capital	90,775	(5,077)			(173,795)			(163,884)
			1a	10,438
	-	-	1a	(10,438)		3b	7,397
			2a	220		3d	2,515
	-	-	2a&b	(259,713)
Accumulated deficit	(181,312)	(265,463)		265,463	(281,312)			(281,312)

				(100,000)
Total Shareholders' Equity	(80,537)	(269,570)		-	(450,107)		9,911	(440,196)

Total Liabilities and Stockholders' Equity	$210,122	$28,798		$(108,476)	$130,444		$1,002,515	$1,132,959

KaChing KaChing, Inc.
PROFORMA ASSUMPTIONS - UNAUDITED

1a	To record KaChing KaChing, Inc. warrants issued.	$10,438

1b	Reclassify checks issued in excess of available cash	$8,476

2a	To record the forward stock split of 8.4627 current DKMZ Shareholders and Harborview Master Fund stock cancelation.	$750

2b	Share Exchange all of KaChing KaChing, Inc.'s stock and warrants for 85% of newly issued DKMZ shares	$4,250

2c	Legal and other fees $100,000 This is excluded from the EPS calculation as it is a one time expense.	$100,000

3a	Convertible Bridge Loan of $1,000,000 issued after the merger and the capitalization of Duke Mining related party transactions	$1,000,000

3b	To record 100% warrant coverage common stock issued in connection with convertible bridge loan.	$7,397

3c	To record the capitalization into a Note, Duke Mining related party transactions and sundry accrued expenses.	$255,875

3d	To record the stock option grant to the two executive officers of 1,133,333 options at $0.30 per share.	$2,515

KaChing KaChing, Inc.
PROFORMA

	Twelve Months Ended		Period from inception
	November 30, 2009		Sep. 17 – Dec. 31, 2009
	Pro Forma		Historical
	Duke Mining Company, Inc.		KaChing KaChing, Inc.

NET INCOME (LOSS)	$(144,900)		$(181,312)

Earnings per Share:
Basic net income (loss) per share	$(0.003	) 4a	$(0.004)

Weighted -average shares of shared capital outstanding - basic	51,133,333		51,133,333

Diluted net income (loss) per share	$(0.00)

Weighted -average shares of shared capital outstanding - diluted	51,133,333

4a.) To reflect current period loss per share under the new equity structure as KaChing KaChing, Inc. is treated as the accounting acquirer.

See accompanying notes to unaudited pro forma condensed consolidated financial information.

KaChing KaChing, Inc.
Unaudited Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1.  Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.  The unaudited pro forma condensed consolidated financial information of KaChing KaChing, Inc. based on the historical balance sheets of KaChing and Duke Mining Company, Inc. as of December 31, 2009 and February 28, 2010 respectively, the Proforma Condensed Earnings per share of KaChing for the Period from Inception September 17, 2009 through December 31, 2009, of KaChing have been prepared after giving effect to the adjustments and assumptions described below.

KaChing employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and unaudited pro forma results of operations of KaChing have been made.  The ongoing activity presented in this unaudited pro forma consolidated financial information represents KaChing’s assets, liabilities, after giving effect to the recapitalization of Duke Mining Company, Inc.

Note 2.  Merger of Duke Mining Company, Inc.

Prior to the merger, Duke Mining Company, Inc. has an authorized capitalization consisting of 500,000,000 shares of Duke Common Stock. In anticipation of, and prior to, the Merger, Duke Delaware’s board of directors and stockholders approved a 1-for-8.4627 forward stock split. Pursuant to the Stock Split, every one (1) share of issued and outstanding common stock was reclassified into 8.4627 whole post-split shares of common stock. In addition, following the Stock Split, the Merger and the Warrant Exercise, Harborview Master Fund, L.P. (“Harborview”) consented to the cancellation of an aggregate of 74,588,190 shares of common stock then held by Harborview. After the Stock Split and cancellation, 7,500,000 shares of Common Stock were currently issued and outstanding as of the date hereof.

On April 22, 2010, Duke Mining Company, Inc., a Delaware corporation (“we” or the “Company”) entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), with KaChing KaChing, Inc. On the effective date of the reverse merger and taking into account the effect of the convertible note offering, shareholders of Duke legancy holders  owned  7,500,000 of the shares of the post financed corporation. In connection with the Merger, Duke Mining Company, Inc. agreed to issue, pursuant to an exemption proved under Section 4(2) of the Securities Act of 1933, as amended, 2.0794 shares of Duke Mining Company, Inc. for each common stock equivalent of KaChing KaChing, Inc. in exchange for all of the issued and outstanding stock of KaChing KaChing, Inc. or 10,000,000 shares.

Concurrently with the effectiveness of the merger, we received $1,000,000 from a private offering of Convertible Promissory Notes (the “Notes”) to accredited investors, which offering closed upon the completion of the merger (the “Private Placement”).  The Notes bear interest at 10% per annum, payable quarterly and on conversion, and are due eighteen (18) months after issuance.  Simultaneously with the merger, $255,875 of the obligations of Duke Delaware were converted into Notes.  These Notes are convertible into fully paid and non-assessable shares of Common Stock of the Company at an initial conversion price of $0.30 per share.  Interest is payable at the option of the Company in cash or shares of Common Stock. If interest is paid in Common Stock, it will be paid a price per share equal to 90% of the average VWAP for the three trading days prior to the date the interest was payable.

The Company also issued to the purchasers of the Notes, warrants to purchase an aggregate of 3,333,333 shares of Common Stock at an exercise price of $0.30 per share, exercisable for a period of five (5) years after the date of issuance.

Note 3.  Pro Forma Adjustments

The accompanying unaudited pro forma consolidated condensed earnings per share for the period from period of inception September 17, 2009  through December 31, 2009 have been prepared as if the sale of Duke Mining Company, Inc. was completed on September 17, 2009 and, for consolidated balance sheet purposes, and as if the sale of Duke Mining Company, Inc. had occurred as of December  31, 2009, and reflect the pro forma adjustments as presented above.

Note 4.  Other Information

KaChing KaChing, Inc. also has 10,438,281 warrants outstanding convertible at $0.001 per share, which will be exchanged for 21,705,686 shares of Duke Common Stock.  We allocated the proceeds from the issuance of the warrants based on the proportional fair value.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Company relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee:

SEC Registration Fee	$ 574
Printing Expenses	$ 3,750
Legal Fees and Expenses	$ 20,000
Accounting Fees and Expenses	$ 10,000
Miscellaneous Expenses	$ 2,000
Total	$ 36,324

Item 14.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation, as amended, provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by Section 145 of the DGCL, as amended from time to time.

Item 15.    Recent Sales of Unregistered Securities.

The following provides information about the sales of unregistered securities for the past three years:

•
On April 23, 2010, pursuant to a securities purchase agreement of the same date between us and the purchasers named therein, we sold (i) convertible promissory notes in the aggregate principal amount of $1,255,875 at an initial conversion price of $0.30 per share; and (ii) five-year warrants to purchase an aggregate of 3,333,334 shares of common stock at an initial exercise price of $0.30 per share (the “Warrants”). In exchange for the Notes and Warrants, we received aggregate cash proceeds of $1,000,000, and the agreement of certain of our legacy creditors to convert outstanding obligations into Notes.  The Notes and the Warrants were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D under the Securities Act.

•
On April 22, 2010, in connection with the merger (the “Merger”) of KaChing KaChing, Inc., a Nevada corporation (“KaChing Nevada”) with and into us, we issued an aggregate of 20,794,314 shares of our common stock to former stockholders of KaChing Nevada.  In addition, we issued 21,705,686 shares of our common stock upon the exercise of warrants to acquire common stock of KaChing Nevada, which we assumed in connection with the Merger. Immediately upon receipt of these warrants, all of the former holders of the KaChing Nevada warrants exercised their new warrants and were issued 21,705,686 shares of our common stock. The securities issued in connection with the Merger and the exercises of warrants were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D under the Securities Act.

•
On October 15, 2009, KaChing Nevada issued an aggregate of 10,000,000 shares of common stock to Beyond Commerce, Inc. in exchange for contributed property.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D under the Securities Act.

•
On February 19, 2010, KaChing Nevada issued warrants to purchase 10,438,280 shares of our common stock to 30 employees and service providers in exchange for services rendered, of which no more than 25 such purchasers were residents of the State of Nevada. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D under the Securities Act.

Item 16.   Exhibits.

Exhibit Number	Description
3.6	Amendment to Certificate of Incorporation(1)
3.7	Delaware Certificate of Merger (including amendment to Certificate of Incorporation)(1)
3.8	Nevada Articles of Merger(1)
5.1	Legal Opinion of TroyGould PC**
10.7	Form of Securities Purchase Agreement(1)
10.8	Form of Note(1)
10.9	Form of Warrant(1)
10.10	Form of Registration Rights Agreement(1)
10.11	Form of Security Agreement(1)
10.12	Agreement and Plan of Merger between Duke Mining Company, Inc. and Kaching Kaching, Inc.(1)
10.13	Sublease Agreement with Beyond Commerce, Inc., dated November 1,2009(1)
10.14	Master License agreement with Beyond Commerce, Inc., dated October 21,2009(1)
10.15	Employment Agreement with Robert J. McNulty, dated April 22, 2010(1)
10.16	Employment Agreement with Mark V. Noffke, dated April 22, 2010(1)
10.17	2009 Equity Incentive Plan(2)
10.18	Amendment to Employment Agreement with Robert J. McNulty, dated May 14, 2010 *
10.19	Amendment to Employment Agreement with Mark V. Noffke, dated May 14, 2010 *
10.20	Stock Option Agreement with Robert J. McNulty, dated April 22, 2010*
10.21	Stock Option Agreement with Mark V. Noffke, April 22, 2010*
10.22	Support Agreement, dated May 21, 2010, between Kaching Kaching, Inc.and Guidance Solutions, Inc.*
23.1	Consent of Beckstead and Watts, LLP*
_____________________
* Filed herewith
**  To be filed by amendment

(1)           Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed April 27, 2010.
(2)           Incorporated by reference to the Registrants’ Information Statement filed on April 28, 2009.

Item 17.   Undertakings.

(a)	The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in Henderson, Nevada on July 19, 2010.

KACHING KACHING, INC.

By:	/s/ Mark Noffke
Name: Mark Noffke
Title: Chief Financial Officer (principal financial officer)

Each person whose signature appears below constitutes and appoints Mark Noffke as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this registration statement on Form S-1 and any amendments hereto (including post-effective amendments), and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT MCNULTY	Chief Executive Officer and Director	July 19, 2010
Robert McNulty

/s/ MARK NOFFKE	Chief Financial Officer and Director	July 21, 2010
Mark Noffke

/s/ JIMMY WHITE	Director	July 19, 2010
Jimmy “Bo” White

/s/ MURRAY WILLIAMS	Director	July 19, 2010
Murray Williams

/s/ BENJAMIN MAYER	Director	July 19, 2010
Benjamin Mayer

/s/ HANK COHN	Director	July 19, 2010
Hank Cohn